As filed with the Securities and Exchange Commission on August 28, 2012
1940 Act No. 811-22547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X}
Amendment No. 3

(Check appropriate box or boxes)

BENNETT GROUP MASTER FUNDS
(Exact Name of Registrant as Specified in Charter)

5335 Wisconsin Avenue, N.W. Suite 500
Washington, DC 20015
(Address of Principal Executive Offices) (Zip Code)
(866) 286-2268

(Registrant's Telephone Number, including Area Code)
Dawn J. Bennett, 1400 K. Street, NW, Suite 501, Washington DC 20005
(Name and Address of Agent for Service of Process)

With Copies to:

Jonathan M. Kopcsik, Esq. Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103	Murray L. Simpson, Esq. O'Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025

EXPLANATORY NOTE

This Registration Statement has been filed by Bennett Group Master Fund (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Only certain "accredited investors" within the meaning of Regulation D under the Securities Act, including other investment companies, may invest in the Registrant.

This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant. This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Registrant’s Part A is incorporated by reference into the Registrant’s Part B and Part B is incorporated by reference into the Registrant’s Part A.

BENNETT GROUP MASTER FUNDS
Prospectus

Bennett New Economic Era Global Conservative Series (formerly Bennett Conservative Series)
Bennett New Economic Era Global Growth Series (formerly Bennett Growth Series)

August 28, 2012

The above-listed series (the “Series”) of the Bennett Group Master Funds (the “Trust”) issue their beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Series’ shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

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Bennett Group Master Funds

Bennett New Economic Era Global Conservative Series (formerly Bennett Conservative Series)
Bennett New Economic Era Global Growth Series (formerly Bennett Growth Series)

Responses to items 1 through 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Management
Bennett Group Financial Services, LLC (the “Bennett Group” or the “Adviser”) serves as the investment adviser for each of the series listed above (the “Series”) of the Bennett Group Master Funds (the “Trust”).

Dawn J. Bennett, Chief Executive Officer of the Adviser, is responsible for coordinating the day-to-day management of the Series, and has served as portfolio manager of the Series since their inception in 2011 .

Purchase and Sale of Fund Shares
The Trusts’ shares have not been registered under the Securities Act of 1933, which means that the Trust’s shares may not be sold publicly.  However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors.  Request to purchase or redeem shares of the Series are processed at the net asset value of the shares next determined after receipt of the request in good order.  Investors may purchase or redeem shares of the Series by first contacting the Adviser at 855-606-8290 to notify the Adviser of the proposed investment or redemption.  All investments are subject to approval of the Adviser.

Tax information
Each Series is classified as a partnership for tax purposes, and each investor in a Series will report separately on its own income tax return, its distributive share of the Series’ income, gains, losses, deductions, and credits.

Dividends and Distributions.
The Series do not expect to make distributions of their ordinary income and net realized capital gains, except as may be determined by the Board of Trustees of the Trust.

Tax Consequences
The Series is classified as a partnership and will not be a regulated investment company for federal income tax purposes.  The Board reserves the right, without the consent of the affected shareholders, to change the entity classification of a Series for U.S. federal income tax purposes at any time, as may be permitted or required under the Internal Revenue Code of 1986, as amended (“Code”).  For instance, the Board might cause a Series to elect to be classified as a corporation and taxable as a regulated investment company or disregarded entity (if the Series has one shareholder).  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Series, or the nature and number of shareholders of a Series, or other factors or events adversely affecting the ability of the Series to comply with the Code.  A change in entity classification of a Series may be a taxable event, causing the Series and shareholders of the Series that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Series to be subject to a different taxation regime, which may adversely affect some shareholders, depending upon the shareholders’ particular circumstances.

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The Series will not be subject to U.S. federal income tax.  Instead, an investor in a Series will report separately on its own income tax return, its distributive share of a Series’ income, gains, losses, deductions, and credits (including foreign tax credits for creditable foreign taxes imposed on a Series).  The Series’ taxable year-end will be April 30, but may be subject to change, depending on the tax years of the investors in such Series.  Although, as described above, the Series will not be subject to U.S. federal income tax, the Series will file appropriate U.S. federal income tax returns.

Certain Series may be subject to foreign withholding taxes on income from foreign securities.

The sale of shares of a Series is a taxable event and may result in a capital gain or loss to shareholders.  For tax purposes, an exchange of shares in a Series for shares of a different Series is the same as a sale.  However, a distribution in partial or complete redemption of an investor’s shares in a Series is taxable as a sale or exchange only to the extent the amount of money received exceeds the investor’s tax basis in the entire interest in the Series.  Any loss may be recognized only if an investor redeems the investor’s entire interest in the Series for money.

In the case of a tax-exempt investor, an allocable share of income will be “unrelated business taxable income” (“UBTI”) to the extent that the Series borrows money to acquire property or invests in assets that produce UBTI.

In addition to federal taxes, an investor may be subject to state and local taxes on the distributive share of a Series’ income and gains and on gains arising on redemption or exchange of a Series’ shares.  Investors should consult their tax advisors to determine the applicability of state, local or foreign taxes to their distributive share of a Series’ income, gains, losses, deductions, and credits.

At any time a Series becomes a disregarded entity, the income, gains, losses, deductions, and credits of the disregarded entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a disregarded entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a disregarded entity to another person would create a new partnership.  A disregarded entity does not file U.S. federal income tax returns.

For taxable years beginning after December 31, 2012, an additional 3.8% Medicare tax will be imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) dividends and capital gains earned by the Fund) reduced by the deductions properly allocable to such income.

This discussion of “Tax Consequences” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, investors should consult their own tax professionals about federal, state, local or foreign tax consequences before making an investment in a Series.

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Financial Intermediary Compensation
Not applicable.

Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings

Bennett New Economic Era Global Conservative Series (formerly Bennett Conservative Series)

Investment Objective
The Bennett New Economic Era Global Conservative Series (the “Conservative Series”) seeks capital preservation and, secondarily, long-term capital appreciation.

Principal Investment Strategies
The Conservative Series is a fund of funds that invests its assets in a diversified group of unaffiliated mutual funds and exchange-traded funds (the “Underlying Funds”).  These Underlying Funds will represent a wide variety of asset classes and will invest across various countries, regions, sectors, industries, and securities.  For example, the Underlying Funds in which the Conservative Series may invest will include those that invest in equity securities, convertible securities, fixed income securities (such as corporate and government bonds), natural resources/commodities (such as precious metals and oil), currencies, real estate investment trusts and derivatives (such as futures, options or swap agreements).  These investments may be made in both domestic and foreign markets, including emerging markets.   The Conservative Series may also invest a portion of its assets directly in the same types of investments in which the Underlying Funds invest.   By strategically allocating the Conservative Series’ assets among a number of asset classes and Underlying Funds, the Adviser believes the Conservative Series’ overall risk and volatility may be reduced.

The Adviser manages the Conservative Series by using a three-stage investment process.  The Adviser begins by evaluating global liquidity trends at the country and sector level.  Global liquidity refers to the flow of capital into and out of countries or sectors.  It is affected by a variety of factors, including exchange rate adjustments, central bank intervention, monetary policy, fiscal policy, changes in the regulatory environment, average daily trading volumes, and the number of institutions participating in a particular market.  In analyzing global liquidity trends, the Adviser uses proprietary research to categorize countries and sectors as either liquidity receivers or liquidity senders based on the Adviser’s determination of relative levels of, and changes in, global liquidity.  The Adviser considers liquidity senders to be older, developed countries (such as the United States, Japan and certain countries in Western Europe) and sectors (such as financial services and healthcare) that generally have diminishing flows of capital investment.  Conversely, the Adviser considers liquidity receivers to be developing countries (such as China, Brazil and India) and sectors (such as precious metals and natural resources) that are experiencing, or will soon experience, rapidly increasing flows of capital investment.  The portfolio will invest predominantly in countries and sectors that are characterized as liquidity receivers.

Once the liquidity receiving countries and sectors have been identified, the Adviser will then develop a target asset allocation for the Conservative Series.  The Adviser will use a top-down approach emphasizing economic trends and current investment themes on a global basis to allocate the Conservative Series’ assets across various liquidity receiving countries and sectors.  There will be no limitation as to the amount of the Conservative Series’ assets required to be invested in any one country, sector or asset class.

Finally, the Adviser will use a bottom-up process based on fundamental research when selecting the individual Underlying Funds in which the Conservative Series will invest.  Among other things, the Adviser will consider an Underlying Fund’s style attribution, asset class exposure, historical performance, risk/return profile and other quantitative measures.

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In selecting the Underlying Funds in which the Conservative Series will invest, the Adviser will also assess the overall risk profile of the Conservative Series’ portfolio of Underlying Funds.  The Adviser will seek to achieve the Conservative Series’ investment objective by investing in a combination of lower and higher-risk Underlying Funds.  The role of the lower-risk Underlying Funds, which typically will represent asset classes such as government securities or sovereign debt, is to provide safer, but lower, growth prospects.  The role of the higher-risk Underlying Funds, which typically will represent asset classes such as small-cap equities and commodities, is to capture higher levels of potential growth and enhance returns.  Under normal market conditions, the Conservative Series’ overall risk profile is designed to provide returns in excess of cash, while aiming to preserve capital in all phases of the economic cycle .

In seeking to achieve the Conservative Series’ investment objective, the Adviser has the flexibility to respond promptly to changes in market and economic conditions by reallocating the Conservative Series’ investments.  These asset allocation decisions will generally be based on strategic capital markets research and/or relative market valuation of the asset classes represented by each Underlying Fund.  Modifications in the asset allocation or changes to the Underlying Funds generally will be based on strategic, long-term allocation decisions and not on tactical, short-term positioning.  The Adviser will generally sell individual Underlying Funds in response to changes in global themes; when there are adverse issues, or political risks, influences or events; or when the Adviser determines that a particular Underlying Fund, market, segment or sector is no longer considered attractive in absolute terms.

The Conservative Series may gain exposure to the natural resources/commodities markets by investing up to 25% of its assets in a wholly owned subsidiary organized under the laws of the Cayman Islands (the “Subsidiary”).  Like the Conservative Series, the Subsidiary is managed by the Adviser.  The Subsidiary is designed to enhance the ability of the Conservative Series to obtain exposure to natural resources/commodities-related investments within the limitations of the federal tax law requirements that apply to the Conservative Series.  The Subsidiary is wholly owned and controlled by the Conservative Series.  The Conservative Series’ Board has oversight responsibility for the investment activities of the Conservative Series, including investments in the Subsidiary, and the Conservative Series’ role as the sole shareholder of the Subsidiary.  Moreover, in managing the Subsidiary’s portfolio, the Adviser will be subject to the same operational guidelines that apply to the management of the Conservative Series.

The Conservative Series may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on its uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.

Principal Risks
Investing in any mutual fund involves the risk that you may lose part or all of the money you invest.  Over time, the value of your investment in the Series will increase and decrease according to changes in the value of the securities in the Series’ portfolio.  The Series, through its investments in the Underlying Funds, is subject to the following principal risks:

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Risk	Definition
Fund of funds risk
The risk that the Series’ performance is affected by the Underlying Funds’ performance.  There can be no assurance that the investment objectives of Underlying Funds will be achieved; therefore, there can be no assurance that the Series’ objectives will be achieved.

Asset allocation risk	The risk that the Series’ and the Underlying Funds’ allocation strategies may not produce the desired results.
Exchange-traded fund risk
The risks that an ETF may experience many of the same risks associated with individual securities; is subject to market risk where the market as a whole, or that specific sector, may decline; and may trade at a discount to the aggregate value of its underlying securities.

Market risk
The risk that all or a majority of the securities in a certain market — like the stock or bond market — will decline in value because of factors such as adverse political or economic conditions, future expectations, or investor confidence or heavy institutional selling.

Equity risk	Stocks and other equity securities generally fluctuate in value more than bonds.
Foreign risk
The risk that foreign securities (particularly in emerging markets) may be adversely affected by political instability, inefficient markets and higher transaction costs, changes in currency exchange rates, foreign economic conditions, or inadequate or different regulatory and accounting standards.

Currency risk
Underlying Funds that invest directly in foreign currencies or in securities that trade in, and receive revenues in, foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the U.S. or abroad. As a result, the Underlying Fund’s investments in foreign currency-denominated securities may reduce the returns of the Series.

Credit risk	The risk that an issuer of a debt security, including a governmental issuer, may be unable to make interest payments and repay principal in a timely manner.
Interest rate risk
The risk that securities will decrease in value if interest rates rise. The risk is generally associated with bonds; however, because companies in the real estate sector and smaller companies often borrow money to finance their operations, they may be adversely affected by rising interest rates.

Derivatives risk
Derivatives may involve additional expenses and are subject to the risk that a security or a securities index to which the derivative is associated moves in the opposite direction from what the portfolio manager had anticipated. Another risk of derivative transactions is the creditworthiness of the counterparty because the transactions rely upon the counterparty’s ability to fulfill its contractual obligations.

Liquidity risk
The possibility that securities cannot be readily sold within seven days at approximately the price at which a portfolio has valued them, which may prevent the Adviser from disposing of securities at a favorable time or price during periods of infrequent trading of such securities.

Natural resources/commodities risk
Investing in natural resources and commodities can be riskier than other types of investment activities because of a range of factors, including price fluctuation caused by real and perceived inflationary trends and political developments; and the cost assumed by natural resource and commodities companies in complying with environmental and safety regulations.

Real estate industry risk
This risk includes, among others, possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds; overbuilding; extended vacancies of properties; increases in competition, property taxes, and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties resulting from, environmental problems; casualty for condemnation losses; uninsured damages from floods, earthquakes, or other natural disasters; limitations on and variations in rents; and changes in interest rates.

Industry concentration risk
Certain Underlying Funds may concentrate their investments in a particular industry or industries. Concentration risk results from maintaining exposure to issuers conducting business in a specific industry. The risk of concentrating investments in a particular industry is that an Underlying Fund will be more susceptible to the risks associated with that industry than a fund that does not concentrate its investments.

Risks of investment in the Subsidiary
By investing in the Subsidiary, the Series is indirectly exposed to the risks associated with the Subsidiary’s commodity-related investments. The Subsidiary will not be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and, unless otherwise noted in this Prospectus, will not be subject to all of the investor protections of the 1940 Act.  Changes in the laws of the United States and/or the Cayman Islands, under which the Series and the Subsidiary, respectively, are organized, could result in the inability of the Series and/or the Subsidiary to operate as described in this Prospectus and could negatively affect the Series and its shareholders.

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Bennett New Economic Era Global Growth Series (formerly Bennett Growth Series)

Investment Objective
The Bennett New Economic Era Global Growth Series (the “Growth Series”) seeks long-term capital appreciation and, secondarily, capital preservation.

Principal Investment Strategies
The Growth Series is a fund of funds that invests its assets in a diversified group of unaffiliated mutual funds and exchange-traded funds (the “Underlying Funds”).  These Underlying Funds will represent a wide variety of asset classes and will invest across various countries, regions, sectors, industries, and securities.  For example, the Underlying Funds in which the Growth Series may invest will include those that invest in equity securities, convertible securities, fixed income securities (such as corporate and government bonds), natural resources/commodities (such as precious metals and oil), currencies, real estate investment trusts and derivatives (such as futures, options or swap agreements).  These investments may be made in both domestic and foreign markets, including emerging markets.  The Conservative Series may also invest a portion of its assets directly in the same types of investments in which the Underlying Funds invest.  By strategically allocating the Growth Series’ assets among a number of asset classes and Underlying Funds, the Adviser believes the Growth Series’ overall risk and volatility may be reduced.

The Adviser manages the Growth Series by using a three-stage investment process.  The Adviser begins by evaluating global liquidity trends at the country and sector level.  Global liquidity refers to the flow of capital into and out of countries or sectors.  It is affected by a variety of factors, including exchange rate adjustments, central bank intervention, monetary policy, fiscal policy, changes in the regulatory environment, average daily trading volumes, and the number of institutions participating in a particular market.  In analyzing global liquidity trends, the Adviser uses proprietary research to categorize countries and sectors as either liquidity receivers or liquidity senders based on the Adviser’s determination of relative levels of, and changes in, global liquidity.  The Adviser considers liquidity senders to be older, developed countries (such as the United States, Japan and certain countries in Western Europe) and sectors (such as financial services and healthcare) that generally have diminishing flows of capital investment.  Conversely, the Adviser considers liquidity receivers to be developing countries (such as China, Brazil and India) and sectors (such as precious metals and natural resources) that are experiencing, or will soon experience, rapidly increasing flows of capital investment.  The portfolio will invest predominantly in countries and sectors that are characterized as liquidity receivers.

Once the liquidity receiving countries and sectors have been identified, the Adviser will then develop a target asset allocation for the Growth Series.  The Adviser will use a top-down approach emphasizing economic trends and current investment themes on a global basis to allocate the Growth Series’ assets across various liquidity receiving countries and sectors.  There will be no limitation as to the amount of the Growth Series’ assets required to be invested in any one country, sector or asset class.

Finally, the Adviser will use a bottom-up process based on fundamental research when selecting the individual Underlying Funds in which the Growth Series will invest.  Among other things, the Adviser will consider an Underlying Fund’s style attribution, asset class exposure, historical performance, risk/return profile and other quantitative measures.

In selecting the Underlying Funds in which the Growth Series will invest, the Adviser will also assess the overall risk profile of the Growth Series’ portfolio of Underlying Funds.  The Adviser will seek to achieve the Growth Series’ investment objective by investing in a combination of lower and higher-risk Underlying Funds.  The role of the lower-risk Underlying Funds, which typically will represent asset classes such as government securities or sovereign debt, is to provide safer, but lower, growth prospects.  The role of the higher-risk Underlying Funds, which typically will represent asset classes such as small-cap equities and commodities, is to capture higher levels of potential growth and enhance returns.  Under normal market conditions, the Growth Series’ overall risk profile is designed to provide high growth potential.

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In seeking to achieve the Growth Series’ investment objective, the Adviser has the flexibility to respond promptly to changes in market and economic conditions by reallocating the Growth Series’ investments.  These asset allocation decisions will generally be based on strategic capital markets research and/or relative market valuation of the asset classes represented by each Underlying Fund.  Modifications in the asset allocation or changes to the Underlying Funds generally will be based on strategic, long-term allocation decisions and not on tactical, short-term positioning.  The Adviser will generally sell individual Underlying Funds in response to changes in global themes; when there are adverse issues, or political risks, influences or events; or when the Adviser determines that a particular Underlying Fund, market, segment or sector is no longer considered attractive in absolute terms.

The Growth Series may gain exposure to the natural resources/commodities markets by investing up to 25% of its assets in a wholly owned subsidiary organized under the laws of the Cayman Islands (the “Subsidiary”).  Like the Growth Series, the Subsidiary is managed by the Adviser.  The Subsidiary is designed to enhance the ability of the Growth Series to obtain exposure to natural resources/commodities-related investments within the limitations of the federal tax law requirements that apply to the Growth Series.  The Subsidiary is wholly owned and controlled by the Growth Series.  The Growth Series’ Board has oversight responsibility for the investment activities of the Growth Series, including investments in the Subsidiary, and the Growth Series’ role as the sole shareholder of the Subsidiary.  Moreover, in managing the Subsidiary’s portfolio, the Adviser will be subject to the same operational guidelines that apply to the management of the Growth Series.

The Growth Series may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on its uninvested cash pending investment in securities or to maintain liquidity to pay redemptions.

Principal Risks
Investing in any mutual fund involves the risk that you may lose part or all of the money you invest.  Over time, the value of your investment in the Series will increase and decrease according to changes in the value of the securities in the Series’ portfolio.  The Series, through its investments in the Underlying Funds, is subject to the following principal risks:

Risk	Definition
Fund of funds risk
The risk that the Series’ performance is affected by the Underlying Funds’ performance.  There can be no assurance that the investment objectives of Underlying Funds will be achieved; therefore, there can be no assurance that the Series’ objectives will be achieved.

Asset allocation risk	The risk that the Series’ and the Underlying Funds’ allocation strategies may not produce the desired results.
Exchange-traded fund risk
The risks that an ETF may experience many of the same risks associated with individual securities; is subject to market risk where the market as a whole, or that specific sector, m ay decline; and may trade at a discount to the aggregate value of its underlying securities.

Market risk
The risk that all or a majority of the securities in a certain market — like the stock or bond market — will decline in value because of factors such as adverse political or economic conditions, future expectations, or investor confidence or heavy institutional selling.

Equity risk	Stocks and other equity securities generally fluctuate in value more than bonds.
Foreign risk
The risk that foreign securities (particularly in emerging markets) may be adversely affected by political instability, inefficient markets and higher transaction costs, changes in currency exchange rates, foreign economic conditions, or inadequate or different regulatory and accounting standards.

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Currency risk
Underlying Funds that invest directly in foreign currencies or in securities that trade in, and receive revenues in, foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the U.S. or abroad. As a result, the Underlying Fund’s investments in foreign currency-denominated securities may reduce the returns of the Series.

Credit risk	The risk that an issuer of a debt security, including a governmental issuer, may be unable to make interest payments and repay principal in a timely manner.
Interest rate risk
The risk that securities will decrease in value if interest rates rise. The risk is generally associated with bonds; however, because companies in the real estate sector and smaller companies often borrow money to finance their operations, they may be adversely affected by rising interest rates.

Derivatives risk
Derivatives may involve additional expenses and are subject to the risk that a security or a securities index to which the derivative is associated moves in the opposite direction from what the portfolio manager had anticipated. Another risk of derivative transactions is the creditworthiness of the counterparty because the transactions rely upon the counterparty’s ability to fulfill its contractual obligations.

Liquidity risk
The possibility that securities cannot be readily sold within seven days at approximately the price at which a portfolio has valued them, which may prevent the Adviser from disposing of securities at a favorable time or price during periods of infrequent trading of such securities.

Natural resources/commodities risk
Investing in natural resources and commodities can be riskier than other types of investment activities because of a range of factors, including price fluctuation caused by real and perceived inflationary trends and political developments; and the cost assumed by natural resource and commodities companies in complying with environmental and safety regulations.

Real estate industry risk
This risk includes, among others, possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds; overbuilding; extended vacancies of properties; increases in competition, property taxes, and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties resulting from, environmental problems; casualty for condemnation losses; uninsured damages from floods, earthquakes, or other natural disasters; limitations on and variations in rents; and changes in interest rates.

Industry concentration risk
Certain Underlying Funds may concentrate their investments in a particular industry or industries. Concentration risk results from maintaining exposure to issuers conducting business in a specific industry. The risk of concentrating investments in a particular industry is that an Underlying Fund will be more susceptible to the risks associated with that industry than a fund that does not concentrate its investments.

Risks of investment in the Subsidiary
By investing in the Subsidiary, the Series is indirectly exposed to the risks associated with the Subsidiary’s commodity-related investments. The Subsidiary will not be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and, unless otherwise noted in this Prospectus, will not be subject to all of the investor protections of the 1940 Act.  Changes in the laws of the United States and/or the Cayman Islands, under which the Series and the Subsidiary, respectively, are organized, could result in the inability of the Series and/or the Subsidiary to operate as described in this Prospectus and could negatively affect the Series and its shareholders.

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More on the Implementation of Investment Objectives

Although the Series will normally invest in the types of investments described in this Prospectus, they also may invest in other securities, use other strategies and engage in other investment practices that are not part of their principal investment strategy.  The investment objectives of each Series may be changed without the approval of the Series’ shareholders upon advance written notice to shareholders.  These non-principal investments and strategies, as well as some of those described in this Prospectus, are described in detail in the Series’ Statement of Additional Information (“SAI”) (for information on how to obtain the Series’ Statement of Additional Information, see the back cover of this Prospectus).

The Adviser exercises broad discretion in choosing which Underlying Funds to include in the Series’ portfolios.  The Series will invest in as many Underlying Funds as may be necessary to pursue their investment objectives.

From time to time, in response to changes in market and economic conditions, the Series may employ a defensive strategy.  A defensive strategy may be warranted during periods of unfavorable market or economic conditions, including periods of market turbulence or periods when prevailing market valuations are higher than those deemed attractive under the investment criteria generally applied on behalf of the Series.  Pursuant to a defensive strategy, a Series may temporarily hold cash and/or invest up to 100% of its assets in high quality debt securities or money market instruments of U.S. or foreign issuers.  In such a case, the Series may not be able to pursue, and may not achieve, its investment objective.  It is impossible to predict whether, when or for how long a Series will employ defensive strategies.

More on the Series’ Risks

The 1940 Act imposes certain conditions on funds that invest in other funds.  The Series and their affiliates, including the Series’ Adviser and other accounts managed by the Adviser, may not own, immediately after purchase, more than 3% of the total outstanding voting stock of an “investment company” (as that term is defined in the 1940 Act) unless otherwise permitted to do so by exemptive relief granted by the U.S. Securities and Exchange Commission.  There is no guarantee that such relief, if requested, would be granted.  Some or all of the Underlying Funds in which the Series invest may fall within the definition of an “investment company.”  Therefore, because of this restriction, the Series may have to forgo or limit certain investment opportunities.

The Series are independent from any of the Underlying Funds in which they invest and have little voice in or control over the investment practices, policies, or decisions of those funds.   If the Series disagree with those practices, policies, or decisions, it may have no choice other than to liquidate its investment in that fund, which can entail further losses.  Also, the investment advisers of the Underlying Funds may simultaneously pursue inconsistent or contradictory courses of action; for example, at any given time, one Underlying Fund may be purchasing securities of the same issuer whose securities are being sold by another Underlying Fund.

Furthermore, the Series’ selection of Underlying Funds may not perform as well as expected when they were purchased or as well as the stock market in general.

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Portfolio Holdings

A description of the Series’ policies and procedures with respect to the disclosure of portfolio holdings is available in the Series’ SAI.

Management, Organization and Capital Structure

Management

Investment Adviser.  The Adviser serves as investment adviser to the Series.  Pursuant to an investment advisory agreement with each Series, the Adviser is responsible for the management of the Series’ assets.  Each Series pays the Adviser an investment management fee for its services, which, on an annual basis, equals the following percentage of the average daily net assets of such Series.

Series	Management Fee
Conservative Series	0.25%

Growth Series	0.25%

Portfolio Manager.  Dawn J. Bennett is the portfolio manager for each Series.  Ms. Bennett is the Founder and Chief Executive Officer of the Adviser.  Before founding the Adviser, Ms. Bennett was Senior Vice President/Investment Officer and Certified Investment Management Analyst at Legg Mason Wood Walker, Inc.  Prior to working at Legg Mason Wood Walker, Inc., Ms. Bennett was Senior Vice President/Investment Officer at Wheat First Butcher Singer.  Ms. Bennett attended Middlebury College (Chinese School) and obtained her bachelor’s degree from the University of Utah.  She is a Certified Investment Management Analyst and is a graduate of the Wharton School Securities Industry Institute.

Ms. Bennett has served as portfolio manager of the Series since their inception in 2011.

The SAI provides additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of a Series’ shares.

Shareholder Information

Pricing of Fund Shares

The price of the shares of each Series is based on their net asset value (“NAV”).  Each Series’ NAV per share equals the total value of its assets, less its liabilities, divided by the number of its outstanding shares.  Shares are priced as of the close of regular trading on the New York Stock Exchange (the “NYSE”), which is usually 4:00 p.m., Eastern Time, on each day that the NYSE is open (a “Business Day”).  The NYSE normally is not open, and the Series do not price their shares, on most national holidays and on Good Friday.

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Securities held by the Series will be valued in accordance with applicable laws and procedures adopted by the Board of Trustees.

Valuation of Portfolio Securities and Use of Fair Value Pricing.  In calculating NAV, each Series generally values its investment portfolio at market price.   If market prices are not readily available or the Adviser reasonably believes that they are unreliable, such as in the case of a security value that has been materially affected by events occurring after the relevant market closes, the Series is required to price those securities at fair value as determined in good faith using methods approved by the Board of Trustees.  The Board has delegated to the Adviser, subject to the Board’s continuing oversight, the implementation of the methods used to fair value a security.  The Series’ determination of a security’s fair value price often involves the consideration of a number of subjective factors, and is therefore subject to the unavoidable risk that the value that a Series assigns to a security may be higher or lower than the security’s value would be if a reliable market quotation for the security was readily available.

With respect to any non-U.S. securities held by a Series, the Series may take factors influencing specific markets or issuers into consideration in determining the fair value of a non-U.S. security.  International securities markets may be open on days when the U.S. markets are closed. In such cases, the value of any international securities owned by the Series may be significantly affected on days when investors cannot buy or sell shares.   In addition, due to the difference in times between the close of the international markets and the time the Series prices its shares, the value the Series assigns to securities generally will not be the same as the quoted or published prices of those securities on their primary markets or exchanges. In determining fair value prices, the Series may consider the performance of securities on their primary exchanges, foreign currency appreciation/depreciation, securities market movements in the U.S., or other relevant information as related to the securities.

Purchase of Fund Shares

The Series’ shares have not been registered under the Securities Act of 1933, which means that the Series’ shares may not be sold publicly.  However, the Trust may sell its Series shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors.  Shares of each Series are sold at net asset value without a sales charge.  Shares are purchased at the net asset value next determined after the Trust receives the order in proper form.  All investments are credited to the shareholder’s account in the form of full and fractional shares of the Series calculated to three decimal places.  In the interest of economy and convenience, certificates for shares will not be issued.

In-Kind Purchases.  If accepted by the Trust, shares of each Series may be purchased in exchange for securities which are eligible for purchase or otherwise represented in the Series’ portfolio at the time of the exchange as described in this registration statement or as otherwise consistent with the Trust’s policies or procedures.

The Trust will not accept securities in exchange for shares of a Series unless:  (1) such securities are eligible to be included, or otherwise represented, in the Series’ portfolios at the time of exchange and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; and (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Series, will not exceed 5% of the net assets of the Series immediately after the transaction.  Investors interested in such exchanges should contact the Advisor.  Investors also should know that an in-kind purchase of shares of a Series may result in taxable income; an investor desiring to make an in-kind purchase should consult its tax advisor.

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Redemption of Fund Shares

As stated above, the Trust’s shares have not been registered under the Securities Act of 1933, which means that the Trust’s shares may not be sold publicly.  Investors who desire to redeem shares of a Series must first contact the Adviser at (855)606-8290.  Redemptions are processed on any day on which the Trust is open for business and are effected at the Series’ net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form.  However, the right of redemption may be suspended or the date of payment postponed in accordance with the 1940 Act.  The amount received upon redemption may be more or less than the amount paid for the shares, depending upon the fluctuations in the market value of the assets owned by the Series.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares that were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to 15 days or more.  Investors may avoid this delay by submitting a certified check along with the purchase order.

Dividends and Distributions.

The Series do not expect to make distributions of their ordinary income and net realized capital gains, except as may be determined by the Board of Trustees of the Trust.

Frequent Purchases and Redemptions of Fund Shares

Market Timing Policies and Procedures.  The Series are intended for long-term investment purposes only and discourage shareholders from engaging in “market timing” or other types of excessive short-term trading.   This frequent trading into and out of a Series may present risks to the Series’ long-term shareholders.  The risks posed by frequent trading include interfering with the efficient implementation of a Series’ investment strategies, triggering the recognition of taxable gains and losses on the sale of investments, requiring the Series to maintain higher cash balances to meet redemption requests, and experiencing increased transaction costs, all of which could adversely affect shareholder returns.

The risks posed by frequent trading may have a greater potential to dilute the value of the Series shares because the Series may invest in foreign securities that trade primarily on markets that close prior to the time the Series determine their NAV.  In instances where a significant event that affects the value of one or more foreign securities held by a Series takes place after the close of the primary foreign market, but before the time that the Series determines its NAV, certain investors may seek to take advantage of the fact that there will be a delay in the adjustment of the market price for a security caused by this event until the foreign market reopens (sometimes referred to as “price” or “time zone” arbitrage).   This type of arbitrage may dilute the value of the Series’ shares if the market prices of the foreign securities do not reflect the fair value of those securities.   Although the Series have procedures designed to determine the fair value of foreign securities for purposes of calculating their NAVs when such an event has occurred, fair value pricing, because it involves judgments that are inherently subjective, may not always eliminate the risk of price arbitrage.   For more information on how the Series use fair value pricing, see “Valuation of Portfolio Securities and Use of Fair Value Pricing.”

Also, because a Series may invest in securities that trade in lower volumes, changes to the Series’ holdings in response to frequent trading by certain shareholders may impact the market prices of such relatively thinly traded securities held by the Series.

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The Series’ service providers will take steps reasonably designed to detect and deter frequent trading by shareholders pursuant to the Series policies and procedures described in this Prospectus and approved by the Series’ Board of Trustees.  For purposes of applying these policies, the Series’ service providers will consider the trading history of accounts known to be under common ownership or control to the extent they believe an investor or group of investors is attempting to evade detection under the Series’ policies and procedures by the use of multiple accounts.  The Series and/or their service providers seek to apply these policies to the best of their abilities uniformly and in a manner they believe is consistent with the interests of the Series’ long-term shareholders.   The Series will not knowingly accommodate frequent purchases and redemptions by Series shareholders.

Although these policies are designed to deter frequent trading, none of these measures alone nor all of them taken together eliminate the possibility that frequent trading in a Series will occur.  The Series do not knowingly accommodate excessive or disruptive trading activities, including market timing

Anti-Money Laundering Program.   Customer identification and verification is part of the Series’ overall obligation to deter money laundering under federal law.   The Series have adopted an anti-money laundering compliance program designed to prevent the Series from being used for money laundering or the financing of terrorist activities.   In this regard, the Series reserve the right to (i) refuse, cancel or rescind any purchase or exchange order, (ii) freeze any account and/or suspend account services or (iii) involuntarily close your account in cases of threatening conduct or suspected fraudulent or illegal activity. These actions will be taken when, in the sole discretion of Series management, they are deemed to be in the best interest of the Series or in cases when the Series are requested or compelled to do so by governmental or law enforcement authority.   If your account is closed at the request of governmental or law enforcement authority, you may not receive proceeds of the redemption if the Series are required to withhold such proceeds.

Tax Consequences
The Series is classified as a partnership and will not be a regulated investment company for federal income tax purposes.  The Board reserves the right, without the consent of the affected shareholders, to change the entity classification of a Series for U.S. federal income tax purposes at any time, as may be permitted or required under the Internal Revenue Code of 1986, as amended (“Code”).  For instance, the Board might cause a Series to elect to be classified as a corporation and taxable as a regulated investment company (if the Series has two or more shareholders) or disregarded entity (if the Series has one shareholder).  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Series, or the nature and number of shareholders of a Series, or other factors or events adversely affecting the ability of the Series to comply with the Code.  A change in entity classification of a Series may be a taxable event, causing the Series and shareholders of the Series that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Series to be subject to a different taxation regime, which may adversely affect some shareholders, depending upon the shareholders’ particular circumstances.

The Series will not be subject to U.S. federal income tax.  Instead, an investor in a Series will report separately on its own income tax return, its distributive share of a Series’ income, gains, losses, deductions, and credits (including foreign tax credits for creditable foreign taxes imposed on a Series).  The Series’ taxable year-end will be January 31, but may be subject to change, depending on the tax years of the investors in such Series.  Although, as described above, the Series will not be subject to U.S. federal income tax, the Series will file appropriate U.S. federal income tax returns.

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Certain Series may be subject to foreign withholding taxes on income from foreign securities.

The sale of shares of a Series is a taxable event and may result in a capital gain or loss to shareholders.  For tax purposes, an exchange of shares in a Series for shares of a different Series is the same as a sale.  However, a distribution in partial or complete redemption of an investor’s shares in a Series is taxable as a sale or exchange only to the extent the amount of money received exceeds the investor’s tax basis in the entire interest in the Series.  Any loss may be recognized only if an investor redeems the investor’s entire interest in the Series for money.

In the case of a tax-exempt investor, an allocable share of income will be “unrelated business taxable income” (“UBTI”) to the extent that the Series borrows money to acquire property or invests in assets that produce UBTI.

In addition to federal taxes, an investor may be subject to state and local taxes on the distributive share of a Series’ income and gains and on gains arising on redemption or exchange of a Series’ shares.  Investors should consult their tax advisors to determine the applicability of state, local or foreign taxes to their distributive share of a Series’ income, gains, losses, deductions, and credits.

At any time a Series becomes a disregarded entity, the income, gains, losses, deductions, and credits of the disregarded entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a disregarded entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a disregarded entity to another person would create a new partnership.  A disregarded entity does not file U.S. federal income tax returns.

This discussion of “Tax Consequences” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, investors should consult their own tax professionals about federal, state, local or foreign tax consequences before making an investment in a Series.

Distribution Arrangements

Sales Loads
Not applicable.

Rule 12b-1 Fees
Not applicable.

Multiple Class and Master-Feeder Funds
Certain shareholders of the Series are open-end investment companies and unregistered investment companies that seek to achieve their investment objectives by investing substantially all of their investable assets in a corresponding Series of the Trust (the “Feeder Funds”).  Each Feeder Fund has the same investment objective, policies and limitations as the corresponding Series in which it invests.  The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities.  The investment experience of each Feeder Fund will correspond directly with the investment experience of its corresponding Series.

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BENNETT GROUP MASTER FUNDS
Statement of Additional Information

August 28, 2012

Bennett New Economic Era Global Conservative Series (formerly Bennett Conservative Series)

Bennett New Economic Era Global Growth Series (formerly Bennett Growth Series)

COVER PAGE AND TABLE OF CONTENTS

This Statement of Additional Information (“SAI”) describes shares of the Bennett New Economic Era Global Conservative Series and Bennett New Economic Era Global Growth Series (the “Series”), each Series is a series of the Bennett Group Master Funds (the “Trust”).  The Series’ investment adviser is Bennett Group Financial Services, LLC (the “Adviser”).

This SAI supplements the information contained in the Series’ current Prospectus, dated August 28, 2012 , as it may be amended from time to time.  This SAI should be read in conjunction with the Prospectus.  This SAI is not itself a prospectus but is, in its entirety, incorporated by reference into the Prospectus.  A Prospectus may be obtained by writing the Trust at P.O. Box 9875, Providence, RI  02940-8075, or by calling 855-606-8290.  The Series’ annual report to shareholders (once available) will be available by request, without charge, by calling 855-606-8290.

www. bennettfunds .com

TABLE OF CONTENTS

FUND HISTORY	3
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS	3
INVESTMENT RESTRICTIONS AND POLICIES	3
INVESTMENT STRATEGIES AND RISKS	5
DISCLOSURE OF PORTFOLIO HOLDINGS INFORMATION	14
MANAGEMENT OF THE TRUST	16
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	19
INVESTMENT ADVISORY AND OTHER SERVICES	19
PORTFOLIO MANAGER	21
BROKERAGE ALLOCATION AND OTHER PRACTICES	22
CAPITAL STOCK AND OTHER SECURITIES	22
PURCHASE, REDEMPTION, AND PRICING OF SHARES	22
DETERMINING OFFERING PRICE AND NET ASSET VALUE	23
TAXATION OF THE FUND	23
UNDERWRITERS	30
CALCULATION OF PERFORMANCE DATA	30
FINANCIAL STATEMENTS	30

FUND HISTORY

The Trust is an open-end investment management company established under Delaware law as a statutory trust on September 15, 2010 and registered under the Investment Co Act of 1940, as amended (the “1940 Act”).  The Agreement and Declaration of Trust permits Trust to offer separate series (“funds”) of beneficial interest (“shares”).  The Trust reserves the right to create and issue shares of additional funds.  Each Series’ portfolio of assets is “non-diversified” as defined by the 1940 Act.

The Series are separate mutual funds, and each share of each fund represents an equal proportionate interest in the fund.  All consideration received by the Trust for shares of any fund and all assets of such fund belong solely to that fund and would be subject to liabilities related thereto.  The Trust pays its (i) operating expenses, including fees of its service providers, expenses of preparing prospectuses for existing shareholders, proxy solicitation materials and reports to shareholders, costs of custodial services charges, taxes and organization expenses and (ii) other expenses, including audit and legal expenses.  Expenses attributable to a specific fund shall be payable solely out of the assets of that fund.  Expenses not attributable to a specific fund are allocated across all of the funds on the basis of their relative net assets.

DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

Master-Feeder Funds
Certain shareholders of the Series are open-end investment companies and unregistered investment companies that seek to achieve their investment objectives by investing substantially all of their investable assets in a corresponding Series of the Trust (the “Feeder Funds”).  Each Feeder Fund has the same investment objective, policies and limitations as the corresponding Series in which it invests.  The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities.  The investment experience of each Feeder Fund will correspond directly with the investment experience of its corresponding Series.

INVESTMENT RESTRICTIONS AND POLICIES

Investment Objectives
The Series’ investment objectives and policies, and their associated risks, are discussed below and in the Series’ Prospectus, which should be read carefully before an investment is made.  All investment objectives and investment policies not specifically designated as fundamental may be changed without shareholder approval.  Additional information about the Series and their policies is provided below.

Fundamental Investment Restrictions
The investment restrictions set forth below have been adopted by the Trust as fundamental policies that cannot be changed without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Series.  All other investment policies or practices of the Series are considered by the Trust non-fundamental and, accordingly, may be changed without shareholder approval.  For purposes of the 1940 Act, a “majority of the outstanding voting securities” means the lesser of the vote of:  (i) 67% or more of the shares of a Series present at a meeting, if the holders of more than 50% of the outstanding shares of the Series are present or represented by proxy, or (ii) more than 50% of the shares of a Series.

Each Series may not:

(1)           borrow money or issue senior securities, except as the 1940 Act, any rules or orders thereunder, or U.S. Securities and Exchange Commission (“SEC”) staff interpretation thereof, may permit;

(2)           underwrite the securities of other issuers, except that it may engage in transactions involving the acquisition, disposition or resale of its portfolio securities under circumstances where it may be considered to be an underwriter under the Securities Act of 1933, as amended (the “1933 Act”);

(3)           purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Series from investing in issuers which invest, deal or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein;

(4)           make loans, provided that this restriction does not prevent the Series from purchasing debt obligations, entering into repurchase agreements, and loaning its assets to broker/dealers or institutional investors and investing in loans, including assignments and participation interests;

(5)           make investments that will result in the concentration (as that term may be defined in the 1940 Act, any rules or orders thereunder, or SEC staff interpretation thereof) of its total assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies or in the commodities industry); and

(6)           purchase or sell commodities as defined in the Commodity Exchange Act, as amended, and the rules and regulations thereunder, unless acquired as a result of ownership of securities or other instruments that invest in commodities and provided that this restriction does not prevent the Series from engaging in transactions involving futures contracts and options, other derivative instruments or investing in securities that are secured by physical commodities.

Non-Fundamental Investment Restrictions
In addition to the fundamental policies and investment restrictions described above, and the various general investment policies described in the Prospectus, each Series will be subject to the following investment restrictions, which are considered non-fundamental and may be changed by the Trust’s Board of Trustees (the “Board”) without shareholder approval.

(1) Each Series may not invest more than 15% of its respective net assets in securities that it cannot sell or dispose of in the ordinary course of business within seven days at approximately the value at which the Series has valued the investment.

Portfolio Turnover
Each Series is not expected to have a portfolio turnover rate in excess of 100%.  Portfolio trading will be undertaken principally to accomplish the Series’ investment objectives.  Each Series is free to dispose of portfolio securities at any time, subject to complying with the Internal Revenue Code (the “Code”) and the 1940 Act, when changes in circumstances or conditions make such a move desirable in light of the Series investment objective.  Therefore, the Series will not attempt to achieve or be limited to a predetermined rate of portfolio turnover.

During the period of June 1, 2011 to April 30, 2012, the portfolio turnover rate for each corresponding series was as follows:

Fund	2012
New Economic Era Global Conservative Series	261%
New Economic Era Global Growth Series	282%

The portfolio turnover rate tells you the amount of trading activity in a Series portfolio.  A turnover rate of 100% would occur, for example, if all of a Series investments held at the beginning of a year were replaced by the end of the year, or if a single investment was frequently traded.  The turnover rate also may be affected by cash requirements from purchases and redemptions of a Series shares.  A high rate of portfolio turnover in any year may increase brokerage commissions paid and could generate taxes for shareholders on realized investment gains.

During the year, the asset classes in which the fund invests experienced significant unforeseen volatility. In order to reduce volatility in the Fund, the Adviser engaged in frequent transactions in and out of various securities and held a large cash position for much of the year. The cash balance for many months were higher than may be expected in other years. Since cash is not counted as a long-term investment, it reduces the average long term market value of the Fund for purposes of calculating the turnover ratio. The result is that the turnover ratio is higher than it would have been had the funds held other investments.

INVESTMENT STRATEGIES AND RISKS

The following information relates to and supplements the description of the Series investment strategies and risks that are contained in the Prospectus.

The Series are funds of funds that invest underlying investment companies or exchange traded funds (the “Underlying Funds”).  The Underlying Funds have their own investment objectives, policies, practices, and techniques, any one or all of which may subject their assets to varying degrees of risk.   For example, the Underlying Funds may be authorized to invest 100% of their assets in securities of foreign issuers and engage in foreign currency transactions with respect to these investments; invest in restricted or illiquid securities; invest in warrants; lend their portfolio securities; sell securities short; borrow money in amounts up to 33 1/3% of their assets for leverage purposes; concentrate 25% or more of their assets in one industry; invest up to 100% of their assets in master demand notes; enter into futures contracts and options on futures contracts; and invest in start-up and unproven companies.   The risks involved in certain of these practices and techniques are described in the Underlying Funds’ Prospectuses and/or in the Statements of Additional Information.

Each Series may gain exposure to the natural resources/commodities markets by investing up to 25% of its assets in a corresponding wholly owned subsidiary organized under the laws of the Cayman Islands (each a “Subsidiary” and collectively the “Subsidiaries”).   The Subsidiaries are not registered under the 1940 Act.  Certain officers of the Adviser, who are also officers of the Trust, serve as the Directors of each Subsidiary.  Each Series wholly owns and controls its corresponding Subsidiary, and the Series and the Subsidiary are both managed by the Adviser.  Furthermore, the Trust’s Board of Trustees has oversight responsibility for the investment activities of each Series, including with respect to each Series’ investment in its corresponding Subsidiary.  The Board of Trustees of the Trust will oversee the activities of the Subsidiaries because of the Series’ ownership and control of the Subsidiaries, and will be able to direct the Series to withdraw from the Subsidiaries at any time.  Further, due to the Series’ ownership interests in Subsidiaries, the Board of Trustees of the Trust will be involved in any extraordinary decisions related to the Subsidiaries.

The Series and the Underlying Funds may invest in the following types of securities.

American Depositary Receipts (ADRs).  The Series may invest in Underlying Funds that invest in ADRs as well as other “hybrid” forms of ADRs, including European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs), which are certificates evidencing ownership of shares of a foreign issuer.   Depositary receipts may be sponsored or unsponsored.   These certificates are issued by depository banks and generally trade on an established market in the United States or elsewhere.   The underlying shares are held in trust by a custodian bank or similar financial institution in the issuer’s home country.   The depository bank may not have physical custody of the underlying securities at all times and may charge fees for various services, including forwarding dividends and interest and corporate actions.   ADRs are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies.   However, ADRs continue to be subject to many of the risks associated with investing directly in foreign securities.

Investments in the securities of foreign issuers may subject the Series to investment risks that differ in some respects from those related to investments in securities of U.S. issuers.   Such risks include future adverse political and economic developments, possible imposition of withholding taxes on income, possible seizure, nationalization or expropriation of foreign deposits, possible establishment of exchange controls or taxation at the source or greater fluctuation in value due to changes in exchange rates.   Foreign issuers of securities often engage in business practices different from those of domestic issuers of similar securities, and there may be less information publicly available about foreign issuers.   In addition, foreign issuers are, generally speaking, subject to less government supervision and regulation and different accounting treatment than are those in the United States.

Although the two types of depositary receipt facilities (unsponsored or sponsored) are similar, there are differences regarding a holder’s rights and obligations and the practices of market participants.   A depository may establish an unsponsored facility without participation by (or acquiescence of) the underlying issuer; typically, however, the depository requests a letter of non-objection from the underlying issuer prior to establishing the facility.   Holders of unsponsored depositary receipts generally bear all the costs of the facility.   The depository usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars or other currency, the disposition of non-cash distributions, and the performance of other services.   The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights to depositary receipt holders with respect to the underlying securities.

Sponsored depositary receipt facilities are created in generally the same manner as unsponsored facilities, except that sponsored depositary receipts are established jointly by a depository and the underlying issuer through a deposit agreement.   The deposit agreement sets out the rights and responsibilities of the underlying issuer, the depository, and the depositary receipt holders.   With sponsored facilities, the underlying issuer typically bears some of the costs of the depositary receipts (such as dividend payment fees of the depository), although most sponsored depositary receipts holders may bear costs such as deposit and withdrawal fees.   Depositories of most sponsored depositary receipts agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and information to the depositary receipt holders at the underlying issuer's request.

Investment Companies.  The Series may invest in securities issued by other investment companies.  The Underlying Funds may also invest in securities issued by other investment companies.   Securities of other investment companies, including shares of closed-end investment companies, exchange traded funds, unit investment trusts, open-end investment companies, and real estate investment trusts represent interests in professionally managed portfolios that may invest in any type of instrument.   Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, and generally will involve duplication of advisory fees and certain other expenses.   Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their NAV.   Others are continuously offered at NAV, but may also be traded in the secondary market.   Federal securities laws limit the extent to which a fund can invest in securities of other investment companies.   The Series are prohibited from acquiring the securities of another investment company if, as a result of such acquisition a Series and certain affiliates owns more than 3% of the total voting stock of the other company immediately after such purchase, unless it does so in reliance on a statutory exemption under the 1940 Act or rule or SEC staff interpretations thereunder.   The Series may have to forgo what the Adviser deems to be an advantageous purchase because of these restrictions.

Exchange Traded Funds. (“ETFs”) The Series may invest in ETFs, which are interests in a securities portfolio designed to replicate the composition and performance of a particular index. ETFs are exchange traded.   The performance results of ETFs will not replicate exactly the performance of the pertinent index due to transaction and other expenses, including fees to service providers, borne by the ETFs.   Examples of such products include S&P Depositary Receipts (“SPDRs”), World Equity Benchmark Series (“WEBs”), NASDAQ 100 tracking shares (“QQQs”), Dow Jones Industrial Average Instruments (“DIAMONDS”) and Optimized Portfolios As Listed Securities (“OPALS”).   Investments in ETFs involve the same risks associated with a direct investment in the types of securities included in the indices such products are designed to track.   There can be no assurance that the trading price of the ETFs will equal the underlying value of the basket of securities purchased to replicate a particular index or that such basket will replicate the index.   ETFs are subject to the following risks that do not apply to other funds: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.  Investments in ETFs may constitute investments in other investment companies and, therefore, the Series and Underlying Funds may be subject to the same investment restrictions with ETFs as with other investment companies.  See “Investment Companies” herein.

Foreign Securities. The Underlying Funds may invest in foreign securities. Investing in securities of non-U.S. companies, which are generally denominated in foreign currencies, and utilization of forward foreign currency exchange contracts and other currency hedging techniques involve certain considerations comprising both opportunity and risk not typically associated with investing in U. S. dollar-denominated securities.   Risks unique to international investing include: (1) restrictions on foreign investment and on repatriation of capital; (2) fluctuations in currency exchange rates; (3) costs of converting foreign currency into U.S. dollars; (4) price volatility and less liquidity; (5) settlement practices, including delays, which may differ from those customary in U.S. markets; (6) exposure to political and economic risks, including the risk of nationalization, expropriation of assets, and war; (7) possible imposition of foreign taxes and exchange control and currency restrictions; (8) lack of uniform accounting, auditing, and financial reporting standards; (9) less governmental supervision of securities markets, brokers, and issuers of securities; (10) less financial information available to investors; (11) difficulty in enforcing legal rights outside the U.S.; and (12) higher costs, including custodial fees. These risks are often heightened for investments in emerging or developing countries.

Investments in emerging markets securities include special risks in addition to those generally associated with foreign investing.   Many investments in emerging markets can be considered speculative, and the value of those investments can be more volatile than in more developed foreign markets.   Emerging markets also have different clearance and settlement procedures, and delays in settlement could result in temporary periods when a portion of the assets is uninvested and no return is earned thereon.   The inability to make intended security purchases due to settlement problems could cause an Underlying Fund to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to an Underlying Fund due to subsequent declines in the value of those securities or possible liability to the purchaser.   Many emerging markets have experienced substantial rates of inflation for many years, which has had and may continue to have adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, certain emerging market countries have imposed wage and price controls.   Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions.   Debt obligations of emerging market countries may involve a high degree of risk, and may be in default or present the risk of default.   Certain emerging market governmental issuers have not been able or have been unwilling to make payments of interest or principal on debt obligations as those payments have come due.

Currency Transactions.  The Underlying Funds may participate in currency transactions.  A currency exchange transaction may be conducted either on a spot (i.e., cash) basis at the spot rate for purchasing or selling currency prevailing in the foreign exchange market or through a forward currency exchange contract (“forward contract”).   A forward contract is an agreement to purchase or sell a specified currency at a specified future date (or within a specified time period) and price set at the time of the contract.   Forward contracts are usually entered into with banks, foreign exchange dealers or broker-dealers, are not exchange-traded, and are usually for less than one year, but may be renewed.

Forward currency transactions may involve currencies of the different countries in which an Underlying Fund may invest, and serve as hedges against possible variations in the exchange rate between these currencies.   Transaction hedging is the purchase or sale of a forward contract with respect to specific payables or receivables of an Underlying Fund accruing in connection with the purchase or sale of portfolio securities.   Portfolio hedging is the use of a forward contract with respect to a portfolio security position denominated or quoted in a particular currency.   An Underlying Fund may engage in portfolio hedging with respect to the currency of a particular country in amounts approximating actual or anticipated positions in securities denominated in that currency.

If an Underlying Fund enters into a forward contract hedging an anticipated purchase of portfolio securities, assets of that Underlying Fund having a value at least as great as the Underlying Fund’s commitment under such forward contract will be segregated on the books of the portfolio fund while the contract is outstanding.

At the maturity of a forward contract to deliver a particular currency, an Underlying Fund may either sell the portfolio security related to such contract and make delivery of the currency, or it may retain the security and either acquire the currency on the spot market or terminate its contractual obligation to deliver the currency by purchasing an offsetting contract with the same currency trader obligating it to purchase on the same maturity date the same amount of the currency.

It is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of a forward contract.   Accordingly, it may be necessary for an Underlying Fund to purchase additional currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of currency that the Underlying Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the currency.   Conversely, it may be necessary to sell on the spot market some of the currency received upon the sale of the portfolio security if its market value exceeds the amount of currency that the Underlying Fund is obligated to deliver.

Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline.   Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise.   Moreover, it may not be possible for an Underlying Fund to hedge against a devaluation that is so generally anticipated that the Underlying Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.   The cost to an Underlying Fund of engaging in currency exchange transactions varies with such factors as the currency involved, the length of the contract period, and prevailing market conditions. Since currency exchange transactions are usually conducted on a principal basis, no fees or commissions are involved.

Restricted Securities.  The Underlying Funds may invest in illiquid securities, and may invest up to 15% of its assets in illiquid securities under SEC guidelines. Illiquid securities are securities that cannot be sold or disposed of in the ordinary course of business (within seven days) at approximately the prices at which they are valued.   Repurchase agreements maturing in more than seven days, OTC derivatives, and restricted securities are generally illiquid; other types of investments may also be illiquid from time to time.  Because of their illiquid nature, illiquid securities must be priced at fair value as determined in good faith by the Underlying Fund’s board of trustees or directors or its delegate.  Despite such good faith efforts to determine fair value prices, the Underlying Fund’s illiquid securities are subject to the risk that the security’s fair value price may differ from the actual price which the Underlying Fund may ultimately realize upon its sale or disposition.   Difficulty in selling illiquid securities may result in a loss or may be costly to the Underlying Fund.

Restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the Securities Act of 1933 (the “1933 Act”).   Where registration is required, an Underlying Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the portfolio fund may be permitted to sell a security under an effective registration statement.   If, during such a period, adverse market conditions were to develop, the Underlying Fund might obtain a less favorable price than prevailed when it decided to sell.   Restricted securities will be priced at a fair value as determined in good faith by the board of the Underlying Fund.

An Underlying Fund may purchase securities that have been privately placed but that are eligible for purchase and sale under Rule 144A under the 1933 Act.   That rule permits certain qualified institutional buyers, such as Underlying Funds, to trade in privately placed securities that have not been registered for sale under the 1933 Act.   Generally, the Underlying Fund’s investment adviser, under the supervision of the board of directors or trustees, will consider whether securities purchased under Rule 144A are illiquid and thus subject to an Underlying Fund’s restriction of investing no more than 15% of its assets in illiquid securities.   Investing in Rule 144A securities could have the effect of increasing the amount of an Underlying Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase such securities.

The 1940 Act provides that a mutual fund (“Acquired Fund”) whose shares are purchased by another fund (“Acquiring Fund”) is obliged to redeem shares held by the Acquiring Fund only in an amount up to 1% of the Acquired Fund’s outstanding securities during any period of less than 30 days.   Accordingly, shares held by Acquiring Fund in excess of 1% of an Acquired Fund’s outstanding shares would, if the Underlying Fund had not made the election described below, be considered illiquid securities that, together with other such securities, may not exceed 15% of that Acquiring Fund’s net assets.   However, with respect to those Acquiring Funds that have elected to reserve the right to pay redemption requests by a distribution in kind of securities from its portfolio, instead of cash, these positions may be treated as liquid.   Under certain circumstances an Acquired Fund may determine to make payment of a redemption by an Acquiring Fund (wholly or in part) by a distribution in kind of securities from its portfolio, instead of cash.   As a result, an Acquiring Fund may hold securities distributed by an Acquired Fund until such time as management determines it appropriate to dispose of the securities.   That disposition will impose additional costs on the Acquiring Fund.

Real Estate Investment Trusts (REITs).   The Series and Underlying Funds may invest in shares of REITs, which are pooled investment vehicles that invest in real estate or real estate loans or interests.   Investing in REITs involves risks similar to those associated with investing in equity securities of small cap companies.   Furthermore, REITs are dependent on specialized management skills.   Some REITs may have limited diversification and may be subject to risks inherent in financing a limited number of properties.   REITs depend generally on their ability to generate cash flow to make distributions to shareholders or unitholders, and may be subject to defaults by borrowers and to self-liquidations.   In addition, a REIT may be affected by its failure to qualify for tax-free pass-through of income under the Code or its failure to maintain exemption from registration under the 1940 Act.

Generally, REITs can be classified as Equity REITs, Mortgage REITs and Hybrid REITs.   Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains from appreciation realized through property sales.   Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments.   Hybrid REITs combine the characteristics of both Equity and Mortgage REITs.   By investing in REITs indirectly through the Series, shareholders will bear not only the proportionate share of the expenses of the Series, but also, indirectly, similar expenses of underlying REITs.   The Series and Underlying Funds may be subject to certain risks associated with the direct investments of the REITs.   REITs may be affected by changes in the value of their underlying properties and by defaults by borrowers or tenants.   Mortgage REITs may be affected by the quality of the credit extended.

Equity Securities.   The Underlying Funds may invest in equity securities, primarily common stocks.   Equity securities represent ownership interests in a company and consist of common stocks, preferred stocks, warrants to acquire common stock, and securities convertible into common stock.   Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time.   Fluctuations in the value of equity securities in which a fund invests will cause the net asset value (“NAV”) of a fund to fluctuate.   The Underlying Funds may purchase equity securities traded in the United States on registered exchanges or the over-the-counter market.  The Underlying Funds also may purchase equity securities traded outside of the United States on registered exchanges or over-the counter market. Equity securities are described in more detail below:

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Common Stock. As part of its principal investment strategies, the Underlying Funds invest in common stock. Common stock represents an equity or ownership interest in an issuer.   In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

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Preferred Stock. Preferred stock represents an equity or ownership interest in an issuer that pays dividends at a specified rate and that has precedence over common stock in the payment of dividends.   In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds take precedence over the claims of those who own preferred and common stock.

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Warrants. Warrants are instruments that entitle the holder to buy an equity security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security.   The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss.   Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company.   A warrant ceases to have value if it is not exercised prior to its expiration date.   These factors can make warrants more speculative than other types of investments.

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Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio.   A convertible security may also be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue.   If a convertible security held by the Underlying Fund is called for redemption or conversion, the Underlying Fund could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party.

Convertible securities generally have less potential for gain or loss than common stocks.   Convertible securities generally provide yields higher than the underlying common stocks, but generally lower than comparable nonconvertible securities.   Because of this higher yield, convertible securities generally sell at a price above their “conversion value,” which is the current market value of the stock to be received upon conversion.   The difference between this conversion value and the price of convertible securities will vary over time depending on changes in the value of the underlying common stocks and interest rates.   When the underlying common stocks decline in value, convertible securities will tend not to decline to the same extent because of the interest or dividend payments and the repayment of principal at maturity for certain types of convertible securities.   However, securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities convertible at the option of the holder.   When the underlying common stocks rise in value, the value of convertible securities may also be expected to increase.   At the same time, however, the difference between the market value of convertible securities and their conversion value will narrow, which means that the value of convertible securities will generally not increase to the same extent as the value of the underlying common stocks. Because convertible securities may also be interest-rate sensitive, their value may increase as interest rates fall and decrease as interest rates rise.   Convertible securities are also subject to credit risk, and are often lower-quality securities.

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Micro- Small and Mid-Cap Issuers.   The Underlying Funds may invest in micro, small and mid-cap issuers. Investing in equity securities of micro-small and mid-cap companies often involves greater risk than is customarily associated with investments in companies with larger capitalizations.  This increased risk may be due to the greater business risks of smaller size, limited markets and financial resources, narrow product lines and frequent lack of depth of management.   The securities of smaller companies are often traded in the over-the-counter market and even if listed on a national securities exchange the trading market (i.e., the volume of trades on any given day) for such securities may be less active than larger companies listed on that exchange.   Consequently, the securities of these companies may be less liquid, may have limited market stability, and may be subject to more abrupt or erratic market movements than securities of larger, more established growth companies or the market averages in general.   As a result, the prices of the smaller companies owned by the Underlying Fund may be volatile, and the price movements of the Underlying Fund’s shares will reflect that volatility.

Fixed Income Securities.   The Underlying Funds may invest in fixed-income securities.  Fixed-income securities consist of bonds, notes debentures and other interest-bearing securities that represent indebtedness.  The market value of the fixed-income investments in which the Underlying Funds invest will change in response to interest rate changes and other factors.  During periods of falling interest rates, the values of outstanding fixed-income securities generally rise.  Conversely, during periods of rising interest rates, the values of such securities generally decline.  Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also generally subject to greater market fluctuations as a result of changes in interest rates.  Changes by recognized agencies in the rating of any fixed-income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments.  Changes in the value of these securities will not necessarily affect cash income derived from these securities but will affect the Series’ net asset value.

Derivatives.  The Underlying Funds may invest in derivatives such as futures, options, forward contracts and swaps.  The use of futures, options, forward contracts, and swaps (derivative instruments) exposes an Underlying Fund to additional investment risks and transaction costs.  If the investment adviser of an Underlying Fund seeks to protect the Underlying Fund against potential adverse movements in portfolio securities, foreign currency or interest rate markets using these instruments, and such markets do not move in a direction adverse to the Underlying Fund, that Underlying Fund could be left in a less favorable position than if such strategies had not been used.  Risks inherent in the use of futures, options, forward contracts and swaps include:  (i) the risk that interest rates, securities prices and currency markets will not move in the directions anticipated; (ii) imperfect correlation between the price of derivative instruments and movements in the prices of the securities, interest rates or currencies being hedged; (iii) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (iv) the possible absence of a liquid secondary market for any particular instrument at any time; and (v) counterparty risk associated with the ability of the derivative instrument counterparty to meet its obligations under the agreement.   Investments in derivative instruments traded on foreign exchanges or in foreign markets also entail the additional risks described above with respect to foreign securities.   Foreign derivatives may be standardized contracts traded on a foreign exchange or board of trade, or traded in over-the-counter or inter-dealer markets.

Futures and Options. The Underlying Funds may invest in futures contracts and/or options.  Futures contracts are often used to manage risk, because they enable the investor to buy or sell an asset in the future at an agreed upon price.  Options give the investor the right, but not the obligation, to buy or sell an asset at a predetermined price in the future.  An Underlying Fund may buy and sell futures contracts (and options on such contracts) to manage its exposure to changes in securities prices and foreign currencies and as an efficient means of adjusting overall exposure to certain markets.  An Underlying Fund may purchase or sell call and put options on securities, financial indices, and foreign currencies, and may invest in futures contracts on foreign currencies and financial indices, including interest rates or an index of U.S. government securities, foreign government securities or equity or fixed-income securities.   An Underlying Fund may buy or sell “regulated” futures contracts that are traded on U.S. exchanges, as well as standardized futures contracts that are traded on foreign exchanges or boards of trade, or non-standardized instruments traded in U.S. or foreign over-the-counter or inter-dealer markets.

Futures contracts and options may not always be successful hedges; their prices can be highly volatile; using them could lower an Underlying Fund’s total return; and the potential loss from the use of futures can exceed the Underlying Fund’s initial investment in such contracts.  These instruments may also be used for non-hedging purposes such as increasing an Underlying Fund’s income.

If an Underlying Fund were unable to liquidate a futures contract or an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses.   The Underlying Fund would continue to be subject to market risk with respect to the position.   In addition, except in the case of purchased options, the Underlying Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or option or to maintain cash or securities in a segregated account (alternatively, an Underlying Fund may earmark liquid assets on its records for segregated asset purposes).

Swap Agreements.  An Underlying Fund may enter into interest rate, total return, credit default, indicies (including but not limited to credit default, commercial mortgage-backed securities and other similar indicies), spread-lock, credit-linked notes (with embedded swaps) and, to the extent it may invest in foreign currency-denominated securities, currency exchange rate swap agreements.   Underlying Funds may also enter into options on swap agreements and other types of swaps agreements.   Swap agreements are typically two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year.  In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.  The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.  Forms of swap agreements include interest rate “caps,” under which, in return for premium, one party agrees to make payments to the other to the extent that interest rates rise above a specified rate; interest rate “floors,” under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate; and interest rate “collars,” under which a party sells a “cap” and purchases a “floor” or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum values.

Whether an Underlying Fund’s use of swap agreements will be successful in furthering its investment objective of total return will depend on the fund’s investment adviser’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments.  Because they are primarily two party contracts and because they may have terms of greater than seven days, swap agreements may be construed to be illiquid.  Moreover, an Underlying Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.  Certain restrictions imposed by the Code may limit the Underlying Fund’s ability to use swap agreements.  The swaps market is a relatively new market and is largely unregulated.  It is possible that developments in the swaps market, including potential government regulation, could adversely affect an Underlying Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

The manner in which certain securities or other instruments are valued by the Underlying Funds may differ from the manner in which those investments are valued by other types of investors.

The Underlying Funds may enter into credit default swap agreements.   The “buyer” in a credit default contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred.   If an event of default occurs, the seller must pay the buyer the full notional value, or “par value,” of the reference obligation in exchange for the reference obligation.   An Underlying Fund may be either the buyer or seller in a credit default swap transaction.   If an Underlying Fund is a buyer and no event of default occurs, the Underlying Fund will lose its investment (premium payment) and recover nothing.   However, if an event of default occurs and the counterparty fulfills its payment obligation under the swap agreement, the Underlying Fund (if the buyer) will receive the full notional value of the reference obligation that may have little or no value.   As a seller, an Underlying Fund receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided that there is no default event.   If an event of default occurs, the Fund (if the seller) must pay the buyer the full notional value of the reference obligation.   Credit default swap transactions involve greater risks than if an Underlying Fund had invested in the reference obligation directly.

Repurchase agreements.  The Underlying Funds may enter into repurchase agreements, and purchase and sale contracts.  Repurchase agreements are transactions in which an Underlying Fund purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon price, date, and market rate of interest unrelated to the coupon rate or maturity of the purchased security.   Repurchase agreements involve certain risks, such as default by, or insolvency of, the other party to the repurchase agreement.   An Underlying Fund’s right to liquidate its collateral in the event of a default could involve certain costs, losses or delays.   To the extent that the proceeds from any sale upon a default in the obligation to repurchase were less than the repurchase price, the Underlying Fund would suffer a loss.   If the financial institution which is party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or other liquidation proceedings, there may be restrictions on an Underlying Fund’s ability to sell the collateral and the portfolio fund could suffer a loss.

Temporary defensive positions and large cash positions. In anticipation of, or in response to, adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or redemptions, the Series or the Underlying Funds may temporarily hold all or a significant portion, without limitation, of their assets in cash, cash equivalents, affiliated and unaffiliated money market funds, or high quality debt instruments.  During periods in which a Series or Underlying Fund employs such a temporary defensive strategy or holds large cash positions, it will not be pursuing, and will not achieve, its investment objective.  Taking a defensive or large cash position may reduce the potential for appreciation of the portfolio and may affect performance.

Money Market Securities.  Underlying Funds may invest in money market securities.  The Series may also invest in money market securities (the types of which are discussed below) for liquidity and cash management purposes or if the Adviser determines that securities meeting the Series’ and the Fund’s investment objective and policies are not otherwise readily available for purchase.  For temporary defensive purposes during periods when the Adviser determines that conditions warrant, the Series may increase this percentage up to 100%.   For purposes of these policies, money market securities include (i) short-term U.S. government securities, including custodial receipts evidencing separately traded interest and principal components of securities issued by the U.S. Treasury; (ii) commercial paper rated in the highest short-term rating category by a nationally recognized statistical ratings organization (“NRSRO”), such as Standard & Poor’s or Moody’s, or determined by the Adviser to be of comparable quality at the time of purchase; (iii) short-term bank obligations (certificates of deposit, time deposits and bankers’ acceptances) of U.S. domestic banks, foreign banks and foreign branches of domestic banks, and commercial banks with assets of at least $1 billion as of the end of their most recent fiscal year; and (iv) repurchase agreements involving such securities.   Each of these types of money market securities is discussed in more detail below.

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U.S. Government Securities. Examples of types of U.S. government obligations in which the Series or Underlying Funds may invest include U.S. Treasury obligations and the obligations of U.S. government agencies such as Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Fannie Mae, Government National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Freddie Mac, Federal Intermediate Credit Banks, Maritime Administration, and other similar agencies.   Whether backed by the full faith and credit of the U.S. Treasury or not, U.S. government securities are not guaranteed against price movements due to fluctuating interest rates.

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U.S. Treasury Obligations.   U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the federal book-entry system known as Separately Traded Registered Interest and Principal Securities (“STRIPS”) and Treasury Receipts (“TRs”).

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Receipts. Interests in separately traded interest and principal component parts of U.S. government obligations that are issued by banks or brokerage firms and are created by depositing U.S. government obligations into a special account at a custodian bank.   The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts.   The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register.   TRs and STRIPS are interests in accounts sponsored by the U.S. Treasury. Receipts are sold as zero coupon securities.

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U.S. Government Zero Coupon Securities. STRIPS and receipts are sold as zero coupon securities, that is, fixed income securities that have been stripped of their unmatured interest coupons.   Zero coupon securities are sold at a (usually substantial) discount and redeemed at face value at their maturity date without interim cash payments of interest or principal.   The amount of this discount is accreted over the life of the security, and the accretion constitutes the income earned on the security for both accounting and tax purposes.   Because of these features, the market prices of zero coupon securities are generally more volatile than the market prices of securities that have similar maturity but that pay interest periodically.   Zero coupon securities are likely to respond to a greater degree to interest rate changes than are non-zero coupon securities with similar maturity and credit qualities.

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U.S. Government Agencies. Some obligations issued or guaranteed by agencies of the U.S. government are supported by the full faith and credit of the U.S. Treasury, others are supported by the right of the issuer to borrow from the Treasury, while still others are supported only by the credit of the instrumentality.   Guarantees of principal by agencies or instrumentalities of the U.S. government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity there might not be a market and thus no means of realizing on the obligation prior to maturity.   Guarantees as to the timely payment of principal and interest do not extend to the value or yield of these securities or to the value of the Underlying Fund’s shares.

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Commercial Paper. Commercial paper is the term used to designate unsecured short-term promissory notes issued by corporations and other entities.   Maturities on these issues vary from a few to 270 days.

Short Sales.   The Underlying Funds may engage in short sales.   A short sale is considered “against the box” if at all times during which the short position is open, the Underlying Fund owns at least an equal amount of the securities or securities convertible into, or exchangeable without further consideration for, securities of the same issue as the securities that are sold short.   A short sale against the box is a taxable transaction to the Underlying Fund with respect to the securities that are sold short. Uncovered (or naked) short sales are transactions under which the Underlying Fund sells a security it does not own.   To complete such a transaction, the Underlying Fund must borrow the security to make delivery to the buyer.   The Underlying Fund then is obligated to replace the security borrowed by purchasing the security at the market price at the time of the replacement.   The price at such time may be more or less than the price at which the security was sold by the Underlying Fund.   Until the security is replaced, the Underlying Fund is required to pay the lender amounts equal to any dividends or interest that accrue during the period of the loan.   To borrow the security, the Underlying Funds also may be required to pay a premium, which would increase the cost of the security sold.   The proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out.

Until the Underlying Fund closes its short position or replaces the borrowed security, the Underlying Funds will: (a) maintain a segregated account containing cash or liquid securities at such a level that (i) the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short; and (ii) the amount deposited in the segregated account plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time the security was sold short, or (b) otherwise cover the Underlying Fund’s short position.

DISCLOSURE OF PORTFOLIO HOLDINGS INFORMATION

The Board has adopted a policy concerning the selective disclosure of portfolio holdings information that seeks to ensure that disclosure of information about portfolio securities is in the best interest of the Series’ shareholders and to address the conflicts between the interests of the Series’ shareholders and their service providers.  The policy provides that neither the Series nor their Adviser or any Trustee, member, officer or employee thereof (a “Fund Representative”) will disclose the Series’ portfolio holdings information to any person other than in accordance with the policy.  For purposes of the policy, “portfolio holdings information” means the Series’ actual portfolio holdings, as well as non-public information about their trading strategies or pending transactions.  Under this policy, neither the Series nor any Fund Representative may solicit or accept any compensation or other consideration in connection with the disclosure of portfolio holdings information.  The Fund Representative may provide portfolio holdings information to third parties if such information has been included in the Fund’s public filings with the SEC or is disclosed a publicly available website at www.bennettglobalfunds.com.  Information posted on the Adviser’s website may be separately provided to any person commencing the day after it is first published on the Adviser’s website.

Portfolio holdings information that is not filed with the SEC or posted on the Adviser’s publicly available website may be provided to third parties only if the third party recipients are required to keep all portfolio holdings information confidential and are prohibited from trading on the information they receive.  Disclosure to such third parties (including, without limitation, individuals, institutional investors and intermediaries that sell shares of the Series) must be approved in advance by the Trust’s chief compliance officer, who must first determine that the Series have a legitimate business purpose for doing so.  Disclosure will generally be permitted to providers of auditing, custody, proxy voting and other similar services for the Series as well as rating and ranking organizations.

In general, each recipient of non-public portfolio holdings information must sign a confidentiality and non-trading agreement, although this requirement will not apply when the recipient is otherwise subject to a duty of confidentiality.  In accordance with the policy, the identity of those recipients who receive non-public portfolio holdings information on an ongoing basis is as follows:  the Adviser and the Series independent registered public accounting firm, custodian, legal counsel, and administrator.  These entities are obligated to keep such information confidential.  Third party providers of custodial or accounting services to the Series may release non-public portfolio holdings information of the Series only with the permission of Fund Representatives who have been pre-approved by the Board to authorize disclosures.

The Series currently intend to publish on the Adviser’s website the portfolio holdings for the Series as of the end of each calendar quarter, subject to a 30 day lag between the date of the information and the date on which the information is disclosed.  In addition, the Series will publish on their top 10 holdings as of the end of each calendar month no earlier than 10 days after the end of a calendar month.

Under the policy, Fund Representatives will supply the Board with a list of third parties who receive portfolio holdings information pursuant to any ongoing arrangement.  In addition, the Board will receive information, on a quarterly basis, regarding any other disclosures of non-public portfolio holdings information that were permitted during the preceding quarter and will approve at its meetings a list of Fund Representatives who are authorized to disclose portfolio holdings information under the policy.  As of the date of this SAI, only the Trust’s chief compliance officer (who is also the Adviser’s chief compliance officer) has been approved by the Board to authorize disclosure of portfolio holdings information.

MANAGEMENT OF THE TRUST

Trustees and Officers
The business and affairs of the Trust are managed under the direction of its Board.  The Trust’s Trustees and principal officers are noted in the table below along with their ages and their business experience for the past five years.  The Trustees serve for indefinite terms until their resignation, death or removal.  The Trust’s officers are elected annually by the Board and serve at the Board’s pleasure.

Name, Address and Age	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Officer	Other Directorships Held by Trustee or Officer
Interested Trustee
Dawn J. Bennett 5335 Wisconsin Avenue , N.W., Suite 500 Washington, D.C. 20015 Age: 49	Chairperson and President	Since 2011	Chief Executive Officer – Bennett Group Financial Services, LLC (2006-Present); formerly Senior Vice President/Investment Officer – Legg Mason Wood Walker, Inc.	4	None
Independent Trustees
Stephen W. Bosworth 5335 Wisconsin Avenue , N.W., Suite 500 Washington, D.C. 20015 Age: 72	Independent Trustee	Since 2011	Dean of The Fletcher School of Law and Diplomacy at Tufts University (2001 – Present); Special Representative for North Korea Policy (2009-2011)	4	International Textile Group Inc.
David G. Chrencik 5335 Wisconsin Avenue , N.W., Suite 500 Washington, D.C. 20015 Age: 63	Independent Trustee	Since 2011	GeoGreen Biofuels, Inc., Vice President, Finance, Chief Financial Officer, Secretary and Director (May 2010 – present); PricewaterhouseCoopers LLP, Partner (1972-2009)	4	Del Rey Monarch Fund (1 portfolio)
Ronald E. Toupin, Jr. 5335 Wisconsin Avenue , N.W., Suite 500 Washington, D.C. 20015 Age: 53	Lead Independent Trustee	Since 2011	Self-Employed Portfolio Consultant (2010-Present). Formerly Vice President, Manager and Portfolio Manager of Nuveen Asset Management (1998-1999), Vice President of Nuveen Investment Advisory Corporation (1993-1999), Vice President and Manager of Nuveen Unit Investment Trusts (1991-1999), and Assistant Vice President and Portfolio Manager of Nuveen Unit Investment Trusts (1988-1999), each of John Nuveen & Company, Inc. (1982-1999)	4	Guggenheim Funds (54 portfolios)

The officers of the Trust not named above are:

Name, Address and Age	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years
Tim Augustin 5335 Wisconsin Avenue, N.W., Suite 500 Washington, D.C. 20015 Age: 43	Treasurer and Secretary	Since 2012	Chief Operating Officer/Financial Officer for Bennett Group Financial Services, LLC . (2006- Pres.)
Matthew Okolita 5335 Wisconsin Avenue, N.W., Suite 500 Washington, D.C. 20015 Age: 31	Chief Compliance Officer	Since 2011
General Counsel and Chief Compliance Officer for Bennett Group Financial Services, LLC .   (2011 to present); Compliance Officer for Highland Capital Management, L.P. (2008-2011); Legal Associate, NewStar Financial Service, Inc. ( 2006- 2007)

Trustee	Experience, Qualifications and Skills
Dawn J. Bennett
Ms. Bennett is the CEO of Bennett Group Financial Service, LLC, which she founded in 2006.  Prior to forming Bennett Group Financial Services, Ms. Bennett was a Senior Vice President and Investment Officer with both Legg Mason Wood Walker and Wheat First Butcher Singer.  Ms. Bennett has over 25 years of investment and wealth management expertise.

Stephen W. Bosworth
Mr. Bosworth has been Dean of The Fletcher School of Law and Diplomacy at Tufts University since February 2001.   He recently served as the Special Representative for North Korea Policy for the Secretary of State.  Prior to that, Mr. Bosworth served as United States Ambassador to the Republic of Korea from November 1997 to February 2001, and prior to that Mr. Bosworth served as the Executive Director of the Korean Peninsula Energy Development Organization, an inter-governmental organization established by the United States, the Republic of Korea and Japan to deal with North Korea

David G. Chrencik
Mr. Chrencik spent over 35 years at PricewaterhouseCoopers, including 26 years as a partner, and he serves as the “audit committee financial expert” for the Series.   Mr. Chrencik has spent most of his career as an auditor and served many investment companies in that capacity.   Mr. Chrencik now serves as the head of finance for an alternative energy company.

Ronald E. Toupin, Jr.
Mr. Toupin’s professional training and employment experience, including serving as Vice President and Portfolio Manager for Nuveen Asset Management, an asset management firm, along with his service as a trustee of another mutual fund complex, has provided him with vast knowledge of financial, regulatory and investment matters.

Board Leadership
The Board has overall responsibility for the oversight and management of the Trust.  The Board has two standing committees (as described further below): an Audit Committee and a Nominating Committee.   The Chairperson of each Board committee is an Independent Trustee.

The Chairperson of the Board or Lead Independent Trustee presides at meetings of the Board and each may act as a liaison with service providers, officers, attorneys, and other Trustees.   The Chairperson of each Board committee performs a similar role with respect to the committee.   The Chairperson of the Board, Lead Independent Trustee or the Chairperson of a Board committee may also perform such other functions as may be delegated by the Board or the committee from time to time.   The Independent Trustees meet regularly outside the presence of Trust management, in executive session or with other service providers to the Series.   The Board has regular meetings throughout the year, and may hold special meetings if required before its next regular meeting.   Each committee meets regularly to conduct the oversight functions delegated to that committee by the Board and reports its findings to the Board.   The Board and each standing committee conduct annual assessments of their oversight function and structure.   The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among committees and the full Board to enhance effective oversight.

Risk Oversight

Among the Board’s general oversight and management functions is to oversee the risks of the Series.  The Series are subject to various risks, including investment, compliance, operational and valuation risks, among others.   The Board addresses its risk oversight function through different Board and committee activities.   For instance, the Board has delegated the day-to-day risk management and oversight function to the Adviser, or in certain cases (subject to the Adviser’s supervision) and depending on the nature of the risks to other service providers.  The Board, or a committee, reviews and evaluates reports from the Adviser or service providers regarding the risks faced by the Series and regarding the service providers’ oversight and management of those risks.  In addition to the delegation of the day-to-day risk management and oversight function, the committees of the Board allow the Trustees to quickly and efficiently consider risk matters and facilitate the oversight by the Trustees of Fund activities and the risks related to those activities.  The Board has also appointed a Chief Compliance Officer (CCO) who oversees the implementation and evaluation of the Series’ compliance program.  The CCO periodically reports to the Board regarding compliance matters in connection with the Series’ activities and the services provided by the Adviser and other service providers.

Trustee Qualifications

The Nominating Committee selects and nominates persons for election or appointment by the Board as Independent Trustees.  The Board has adopted the Nominating Committee Charter and Procedures, which provides the Nominating Committee with general criteria to guide the Committee’s choice of candidates to nominate to serve on the Board; however, there are no specific qualifications or requirements to serve on the Board.  When considering whether a Trustee is qualified to serve as a Board member, the Board considers a variety of criteria including each Trustee’s experience, skills, attributes and qualifications. Each Trustee has the ability to properly review and evaluate information provided to them; to interact with the Adviser and other service providers; and to exercise effective business judgment in the performance of their duties.  Each Trustee’s experience, qualifications and skills are evidenced by their educational background and professional experience as shown above.

Share Ownership

As of the date of this SAI, the Trustees did not own shares of the Series.

Trustee Compensation

The following table describes an estimate of the aggregate compensation to be paid to the Trustees for their services to the Trust during the fiscal year.  Only the Independent Trustees receive compensation from the Series.

Trustee	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Investment Companies in the Fund Complex
Dawn J. Bennett	$0	N/A	N/A	$0
Stephen W. Bosworth	$10,000	N/A	N/A	$20,000
David G. Chrencik	$10,000	N/A	N/A	$20,000
Ronald E. Toupin, Jr.	$10,000	N/A	N/A	$20,000

Board Committees

The Board has the following committees:

Audit Committee:  This committee monitors accounting and financial reporting policies and practice, and internal controls for the Trust.  It also oversees the quality and objectivity of the Trust’s financial statements and the independent audit thereof, and acts as a liaison between the Trust’s independent registered public accounting firm and the full Board.  The Trust’s Audit Committee consists of the Independent Trustees.  The Audit Committee met twice through August 14, 2012 .

Nominating Committee:  This committee recommends Board members, fills vacancies and considers the qualifications of Board members.  The committee will consider shareholder recommendations for nomination to the Board only in the event that there is a vacancy on the Board.  Shareholders who wish to submit recommendations for nominations to the Board to fill a vacancy must submit their recommendations in writing to the Nominating Committee, c/o Bennett Group of Funds, 5335 Wisconsin Avenue , N.W., Suite 500 , Washington, D.C. 20015.  Shareholders should include appropriate information on the background and qualifications of any person recommended (e.g., a resume), as well as the candidate’s contact information and a written consent from the candidate to serve if nominated and elected.  Shareholder recommendations for nominations to the Board will be accepted on an ongoing basis and such recommendations will be kept on file for consideration when there is a vacancy on the Board.  The committee consists of the Independent Trustees.  The Nominating Committee met once during the period ended April 30, 2012 .

Codes of Ethics
The Trust and the Adviser have adopted a Code of Ethics in compliance with the requirements of Rule 17j-1 under the 1940 Act, which governs personal securities transactions.  Under the Code of Ethics, persons subject to the Code of Ethics are permitted to engage in personal securities transactions, including securities that may be purchased or held by the Series, subject to the requirements set forth in Rule 17j-1 under the 1940 Act and certain other procedures set forth in the Code of Ethics.  The Code of Ethics is on public file with, and is available from, the SEC.

Proxy Voting Policies
The Series’ Board of Trustees has adopted Proxy Voting Policies and Procedures (“Policies”) on behalf of the Series, which delegates the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight.  The Policies require that the Adviser vote proxies received in a manner consistent with the best interests of the Series and their shareholders.  The Policies also require the Adviser to present to the Board, at least annually, the Adviser’s proxy voting policies and a record of each proxy voted by the Adviser on behalf of the Series, including a report on the resolution of all proxies identified by the Adviser as involving a conflict of interest.

The Adviser has adopted Proxy Voting Policies and Procedures (“Adviser’s Proxy Policies”) which require that all proxy voting decisions be made in the best interest of the Series and that the Adviser acts in a prudent and diligent manner intended to enhance the economic value of the assets of the Series.

Where a proxy proposal raises a material conflict between the Adviser’s interests and the Series’ interests, the Adviser will resolve the conflict by disclosing the conflict to the Board and by obtaining the Board’s consent to vote.

The Series are required to annually file Form N-PX, which lists their complete proxy voting record for the most recent 12-month period ending June 30.  Once filed, the Series’ and the proxy voting record will be available without charge, upon request, by calling toll-free 855-606-8290 and on the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of August 14, 2012, the following shareholders owned of record or beneficially over 5% of the outstanding shares of a class of a Fund:

Fund	Shareholder Name and Address	Percentage of Class Shares
Bennett New Economic Era Global Conservative Fund - Class A	Bennett New Economic Era Global Conservative Fund C/O Bennett Group of Funds 5335 Wisconsin Avenue, NW, Suite 500 Washington, DC 20015	58.06%
	Charles Schwab & Co. Inc. Attn. Mutual Funds 101 Montgomery Street San Francisco, CA 94014	41.94%
Bennett New Economic Era Global Growth Fund – Class A	Bennett New Economic Era Global Growth Fund C/O Bennett Group of Funds 5335 Wisconsin Avenue, NW, Suite 500 Washington, DC 20015	50.61%
	Charles Schwab & Co. Inc. Attn. Mutual Funds 101 Montgomery Street San Francisco, CA 94014	36.82%
	Charles Schwab & Co. Inc. Special Custody Acct.; Attn Mutual Funds 211 Main Street San Francisco, CA 94014	12.57%

INVESTMENT ADVISORY AND OTHER SERVICES

Investment Adviser
The Adviser, located at 5335 Wisconsin Avenue , N.W., Suite 500 , Washington, D.C. 20015 , furnishes investment management services to the Series, subject to the supervision and direction of the Board.  The Adviser also provides investment management services to other investment accounts.  While investment decisions for the Series are made independently from other investment accounts, investment decisions for such other accounts may be made at the same time as investment decisions for the Series.  The Adviser pays the salaries of all Trustees, officers (including the chief compliance officer) and employees who are affiliated with both the Adviser and the Trust.  The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.

The Adviser provides investment advisory services to the Trust pursuant to an Investment Advisory Agreement (the “Advisory Agreement”).  Under the terms of the Advisory Agreement, the Trust employs the Adviser generally to manage the investment and reinvestment of the Series assets.  The Advisory Agreement has an initial term of two years and may be renewed each year only so long as such renewal and continuance are specifically approved at least annually by the Board or by vote of a majority of the outstanding voting securities of the Series, and only if the terms and the renewal thereof have been approved by the vote of a majority of the Trust’s Independent Trustees who are not parties thereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  The Advisory Agreement may be terminated without penalty on 60 days’ notice by the Trust or by the Adviser.  The Advisory Agreement will terminate automatically in the event of its assignment.

As compensation for the services rendered under the Advisory Agreement, the Series shall pay the Adviser a fee at an annual rate of 0.25% as a percentage of each Series’ average daily net assets.

The Adviser has contractually agreed to waive and/or reimburse fees and/or expenses of a Feeder Fund or the corresponding Series in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements of each Feeder Fund (excluding acquired fund fees and expenses, Rule 12b-1 fees, interest, taxes, and non-routine or extraordinary expenses) as a percentage of average daily net assets, through August 28, 2022.   These waivers and reimbursements may be terminated only by mutual agreement of the Adviser, the Feeder Fund and the Master Series.  Pursuant to its expense limitation agreement, the Adviser is entitled to recoup any fees that it waived and/or fund expenses that it paid for a period of three years following such fee waivers and expense payments, to the extent that such recoupment by the Adviser will not cause the fund to exceed any applicable expense limitation that was in place for the fund when the fees were waived or expenses were paid.

For the fiscal year ended April 30, 2012, the Trust paid advisory fees and received waivers and/or reimbursements as shown in the following table:

Fund	Advisory Fees Paid	Fee Waivers and/or Reimbursements
	2012	2012
Bennett New Economic Era Global Conservative Series	$67	$0
Bennett New Economic Era Global Growth Series	$70	$0

Fund Administration
BNY Mellon Investment Servicing (US) Inc., located at 301 Bellevue Parkway, Wilmington, Delaware 19809, provides administrative personnel and services, including blue sky services, to the Trust.  Administrative services include, but are not limited to, providing equipment, telephone facilities, various personnel, including clerical and supervisory, and computers as is necessary or beneficial to provide compliance services to the Trust.

Fund Accounting
BNY Mellon Investment Servicing (US) Inc. provides fund accounting personnel and services to the Trust pursuant to a Fund Accounting Service Agreement.  Under the Fund Accounting Servicing Agreement, BNY Mellon Investment Servicing (US) Inc. provides portfolio accounting services, expense accrual and payment services, fund valuation and financial reporting services, tax accounting services and compliance control services.

Transfer Agent
BNY Mellon Investment Servicing (US) Inc. acts as the Series transfer agent, dividend-paying agent and shareholder servicing agent pursuant to a Transfer Agency Services Agreement.

Custodian
The Bank of New York Mellon, located at One Wall Street, New York, NY 10286, acts as custodian of the cash and securities of the Trust.  The custodian holds all cash and, directly or through a book entry-system or an agent, securities of the Series; delivers and receives payment for securities sold by the Series; collects income from investments of the Series; and performs other duties, all as directed by officers of the Series.  The custodian does not exercise any supervisory function over the management of, or the purchase and sale of securities by, the Series.

Legal Counsel
Stradley Ronon Stevens & Young, LLP serves as the Trust’s legal counsel and O’Melveny & Myers LLP serves as legal counsel to the Adviser.

Independent Registered Public Accounting Firm
Ernst & Young LLP, located at 2005 Market Street, Suite 700 , Philadelphia, PA 19103, has been selected as the independent registered public accounting firm for the Trust.  As such, they are responsible for auditing the Trust’s annual financial statements.

PORTFOLIO MANAGER

Other Accounts Managed
Dawn J. Bennett is primarily responsible for managing the Series.  As of the date of this SAI, Ms. Bennett did not manage any accounts other than the Series listed above.

Description of Potential Material Conflicts of Interest
The portfolio manager has day-to-day management responsibilities with respect to other investments accounts and, accordingly, may be presented with potential or actual conflicts of interest.

The management of other accounts may result in the portfolio manager devoting unequal time and attention to the management of the Series and/or other accounts.  In approving the Advisory Agreement, the Board was satisfied that the portfolio manager would be able to devote sufficient attention to the management of the Series and that the Adviser seeks to manage such competing interests for the time and attention of the portfolio manager.

With respect to securities transactions for the Series, the Adviser determines which broker to use to execute each transaction, consistent with its duty to seek best execution of the transaction.  For buy or sell transactions considered simultaneously for the Series and other accounts, orders are placed at the same time.  The portfolio manager uses his best efforts to ensure that no client is treated unfairly in relation to any other client over time in the allocation of securities or the order of the execution of transactions.  The portfolio manager generally allocates trades on the basis of assets under management so that the securities positions represent equal exposure as a percentage of total assets of each client.  The Series and client accounts are not generally invested in thinly traded or illiquid securities; therefore, conflicts in fulfilling investment opportunities are to some extent minimized.  If an aggregated trade order is not substantially filled, it will generally be allocated pro rata.

Other than the general potential conflicts noted above, the portfolio manager is not subject to any other specific potential conflicts of interest.

Compensation
The named portfolio manager receives a fixed base salary from the Adviser.  The portfolio manager may also participate in benefit plans and programs available generally to all employees.

Investments in the Fund
As of the date of this SAI, the portfolio manager did not own any shares of the Series.

BROKERAGE ALLOCATION AND OTHER PRACTICES

The Adviser is responsible for selecting brokers and dealers to effect purchases or sales of securities for the accounts of the Series.  In selecting such brokers, the Adviser seeks best execution of orders at the most favorable price in light of the overall quality of brokerage and research services provided, as described in this and the following paragraph.  In selecting brokers to effect portfolio transactions, the determination of what is expected to result in best execution at the most favorable price involves a number of largely judgmental considerations.  Among these considerations is the Adviser’s evaluation of a broker’s:  efficiency in executing and clearing transactions; block trading capability (including a broker’s willingness to position securities); familiarity with the security; and financial strength and stability.  The most favorable price to the Series means the best net price without regard to the mix between purchase or sale price and commission, if any.

The Adviser may also take into consideration the research, analytical, statistical and other information and services provided by the broker (such as general economic reports and information, reports or analyses of particular companies or industry groups and technical information) and the availability of the brokerage firm’s analysts for consultation in allocating the Series’ brokerage.  While the Adviser believes these services have substantial value, they are considered supplemental to the Adviser’s own efforts in the performance of its duties and, to the extent these services are used, it will be on a limited basis.  In accordance with Section 28(e) of the 1934 Act, the Adviser may pay brokers higher brokerage commissions than might be available from other brokers if the Adviser determines in good faith that such amount paid is reasonable in relation to the value of the overall quality of the brokerage, research and other services provided viewed in terms of either the particular transactions or the Adviser’s overall responsibilities with respect to the accounts over which it exercises investment discretion.  Other clients of the Adviser may therefore benefit from the availability of these services to the Adviser, and the Series may benefit from services available to the Adviser as a result of similar transactions for the Adviser’s other clients.  The Adviser does not make any attempt to allocate the specific costs to each account.  At present, the Adviser does receive analyst reports that do come as a benefit of ongoing maintenance of various brokerage relationships.  These reports, however, are not received in connection with any soft dollar program.

CAPITAL STOCK AND OTHER SECURITIES

The Trust currently has authorized and allocated to the Series an unlimited number of shares of beneficial interest with no par value.  The Trustees of the Trust may, at any time and from time to time, by resolution, authorize the establishment and division of additional shares of the Trust into an unlimited number of series and the division of any series (including the Series) into two or more classes.  When issued in accordance with the Trust’s registration statement, governing instruments and applicable law (all as may be amended from time to time), all of the Trust’s shares are fully paid and non-assessable.  Shares do not have preemptive rights.

All shares of each Series represent an undivided proportionate interest in the assets of the Series.  Shareholders of the Trust are entitled to one vote for each full share and to a proportionate fractional vote for each fractional share standing in the shareholder’s name on the books of the Trust.  However, matters affecting only one particular fund or class can be voted on only by shareholders in such fund or class.  The shares of the Trust are not entitled to cumulative voting, meaning that holders of more than 50% of the Trust’s shares may elect the entire Board.  All shareholders are entitled to receive dividend and/or capital gains when and as declared by the Trustees from time to time and as discussed in the Prospectus.

PURCHASE, REDEMPTION, AND PRICING OF SHARES

Purchasing Shares
Beneficial interests in the Series are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in a Fund may only be made by common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act.

Share Certificates and Confirmations. The Series do not issue share certificates representing shares purchased.  Confirmations of the opening of an account and of all subsequent transactions in the account are forwarded by the Series to the shareholder’s address of record.

Anti-Money Laundering Program.  The Trust has established an Anti-Money Laundering Compliance Program (the “AML Program”) as required by the USA PATRIOT Act.  To ensure compliance with this law, the Trust’s AML Program provides for the development of internal practices, procedures and controls; designation of anti-money laundering compliance officers; an ongoing training program; and an independent audit function to determine the effectiveness of the AML Program.   Procedures to implement the AML Program include, but are not limited to, determining that the Trust’s transfer agent has established proper anti-money laundering procedures, including to report suspicious and/or fraudulent activity and to undertake a complete and thorough review of all new account applications.  The Trust will not transact business with any person or entity whose identity cannot be adequately verified under the provisions of the USA PATRIOT Act.

The Series may be required to freeze the account of a shareholder if the shareholder appears to be involved in suspicious activity or if certain account information matches information on government lists of known terrorist or other suspicious persons, or the Fund may be required to transfer the account or proceeds of the account to a government agency.

Redeeming Shares
Under normal circumstances, investors may redeem their shares at any time without a fee.  The redemption price will be based upon the net asset value per share next determined after receipt of the redemption request in good order. Under the 1940 Act, the Series may suspend redemption privileges or postpone the date of payment during any period:  (i) when the New York Stock Exchange (“NYSE”) is closed or trading on the NYSE is restricted as determined by the SEC; (ii) when an emergency exists, as defined by the SEC, that makes it not reasonably practicable for the Fund to dispose of securities owned by it or fairly to determine the value of its assets; or (iii) as the SEC may otherwise permit.  The redemption price may be more or less than the shareholder’s cost, depending on the market value of the Series’ portfolio at the time of redemption.

The Trust has also reserved the right, subject to certain restrictions, to redeem its shares “in kind” rather than in cash. This would provide the Series with sufficient time to raise the cash in an orderly manner to pay the redemption and thereby minimize the effect of the redemption on the Series’ remaining shareholders.  Additional information is available upon request, without charge, by calling 855-606-8290.

DETERMINING OFFERING PRICE AND NET ASSET VALUE

Orders for purchases and redemptions of the Series are effected at the NAV per share next calculated after receipt of the order by the Series, their agent or certain other authorized persons.  The Series NAV is computed as of the close of regular trading on a Business Day.  The NYSE is scheduled to be open Monday through Friday throughout the year except for days when the following holidays are observed:  New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.  When the NYSE is closed, the Series will generally be closed, pricing calculations will not be made and purchase and redemption orders will not be processed.  The NAV per share for each Series is calculated by subtracting the Series’ liabilities from its total assets and dividing the resulting number by the number of the Series’ shares outstanding

TAXATION OF THE FUND

The information provided in response to this item is in addition to the information provided in the Series’ prospectus.

This “Taxation of the Series” section is based on the Code and applicable regulations in effect on the date of this registration statement. Future legislative, regulatory, or administrative changes or court decisions may significantly change the tax rules applicable to the Series and its shareholders.  Any of these changes or court decisions may have a retroactive effect.

This is for general information only and not tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  All investors should consult their own tax advisors as to the federal, state, local, and foreign tax provisions applicable to the investors.

The Series will not be subject to any U.S. federal income tax.  Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series’ income, gains, losses, deductions, and credits.  Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series.  The characterization of an item of profit or loss usually will be determined at the Series level (rather than at the shareholder lever).  Because each Series does not contemplate making cash distributions to investors, the amount of income that may be realized by an investor likely will exceed the cash distributions to him.  An allocable share of a tax-exempt investor’s income will be unrelated business taxable income ( UBTI ) to the extent that a Series borrows money to acquire property or invests in assets that produce UBTI.  In addition to U.S. federal income taxes, investors in the Series also may be subject to state and local taxes on their distributive share of a Series’ income and on gains arising on redemption or exchange of a Series’ shares.

While the Series are not classified as “regulated investment companies” under Subchapter M of the Code, the Series’ assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Series for such Series’ entire fiscal year.

Investment in Foreign Securities.  Certain of the Series may be subject to foreign withholding taxes on income from certain foreign securities.  This, in turn, could reduce a Series’ income dividends allocated to shareholders.

Pass-through of foreign tax credits.  The Series will be permitted to pass through to shareholders a credit or deduction for each shareholder’s pro rata share of foreign withholding taxes paid by the Series.

Effect of foreign investments on allocations.  Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by a Series.  Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses.  These gains when allocated are taxable to shareholders as ordinary income, and any losses reduce the Series’ ordinary income otherwise available for allocation to shareholders.  This treatment could increase or decrease the Series’ ordinary income allocations to shareholders.

PFIC securities.  Certain Series may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (“PFICs”).  In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income.  If a foreign corporation is a PFIC at any time during a United States person's holding period for stock in the PFIC, certain distributions with respect to, and gain upon the disposition of, the PFIC stock generally will be taxed at the time of the distribution or disposition as if the income or gain were ratably allocated over the United States person's holding period for the PFIC stock.  The amount allocated to the year of the distribution or disposition or to years prior to the corporation becoming a PFIC are treated as ordinary income, and the amounts allocated to earlier years for which the corporation was a PFIC are taxed at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which the income is allocated.  Further, the tax on an amount allocated to such an earlier year is subject to an interest charge that accrues from the due date of the return for that earlier year.  If a U.S. shareholder of a Series is a tax-exempt person, the above rules relating to distributions and dispositions will apply only if dividends paid by the PFIC and allocated by the Series to such shareholder are taxable as UBTI.

The above rules relating to distributions and dispositions also generally will not apply if (i) the United States person elects to treat the PFIC as a qualified electing fund (a "QEF election") for all taxable years that such person held the stock and the corporation was a PFIC, or (ii) the stock in the PFIC is “marketable stock” for which a mark-to-market election is made.  If a QEF election is made, a United States person generally will pay tax currently on its pro-rata share of the PFIC's ordinary earnings and net capital gains (at ordinary income and capital gains rates, respectively), even if no dividends are actually paid.  If the mark-to-market election is made, United States persons generally account for changes in the value of the PFIC stock on an annual basis as ordinary income or loss.

When investing in PFIC securities, a Series is required to file Form 8621, Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Series, in any year the Series recognizes gain, receives certain distributions or makes an election with respect to the PFIC.  U.S shareholders of a Series are required to file Form 8621 if either the Series fails to do so or the U.S. shareholder is subject to tax on excess inclusion income.  While not entirely clear, a U.S. shareholder of the Series, as an indirect owner of a PFIC, may also be entitled to file Form 8621 to make either a mark-to-market or QEF election with respect to a PFIC.  Shareholders also should be aware that the designation of a foreign security as a PFIC will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends.  These dividends generally will not qualify for the reduced rate of taxation on qualified dividends.

Because the determination of whether a foreign corporation is a PFIC is made annually on the basis of facts and circumstances that may be beyond a Series’ control or information, there can be no assurance that the Series will be able to identify a security as a PFIC in which case neither the Series nor the shareholders may be able to make a QEF or mark-to-market election with respect to the PFIC.

Transfers to foreign persons.  In general, each U.S. person who transfers property with a value in excess of $100,000 to a foreign corporation or foreign partnership in (among other exchanges) a contribution to capital is required to file an information return on Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, with the U.S. Internal Revenue Service.  Accordingly, the U.S. shareholders of the Series, rather than the Series, may be required to file Form 926.  The penalty for failure to furnish the information required equals the lesser of 10% of the fair market value of the property transferred or  $100,000, unless the penalty was due to intentional disregard.

Report of Foreign Bank and Financial Accounts.  Each U.S. person that has a financial interest in or signature authority over any foreign financial accounts, including bank, securities, or other types of financial accounts, in a foreign country, if the aggregate value of these financial accounts exceeds $10,000 at any time during the calendar year, must report that relationship each calendar year by filing Form TD F 90-22.1, Report Of Foreign Bank And Financial Accounts, with the Department of the Treasury on or before June 30, of the succeeding year.  A United States person has a financial interest in each bank, securities, or other financial account in a foreign country for which the owner of record or holder of legal title is (among other things) a partnership in which the United States person owns an interest in more than 50% of the profits or more than 50% of the capital of the partnership.  Civil and criminal penalties, including in certain circumstances a fine of not more than $500,000 and imprisonment of not more than five years, are provided for failure to file TD F 90-22.1.

Sales, Exchanges, and Redemption of Series Shares.  If a shareholder is a taxable investor, sales and exchanges are taxable transactions for federal and state income tax purposes.  If the shareholder held its shares as a capital asset, the gain or loss that it realizes generally will be capital gain or loss and will be long-term or short-term, generally depending on how long the shareholder has held its shares.  Any loss may be recognized only if an investor redeems its entire interest in a Series for money.  A distribution in partial redemption of the shareholder’s shares in the Series is taxable as a sale or exchange only to the extent the amount of money received exceeds the shareholder’s tax basis in the entire interest in Series.

Generally, a distribution or series of distributions by a Series to a shareholder that results in termination of its entire interest in the Series results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder’s adjusted basis in its Series shares.  When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder’s adjusted basis in its Series shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed.  Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder’s Series shares and generally will be capital gain or loss.

The tax basis of a shareholder’s interest in a Series will include the amount of money, and/or the basis in securities that the shareholder contributes to the Series, increased principally by (i) any additional contributions made by the shareholder to the Series, (ii) the shareholder’s allocable share of any Series profit, income or gain, and (iii) the amount, if any, of the shareholder’s share of the Series indebtedness; and decreased, but not below zero, principally by (iv) distributions from the Series to the shareholder, (v) the amount of the shareholder’s allocable share of Series losses, and (vi) any reduction in the shareholder’s share of Series indebtedness.  In the case of non-liquidating distributions other than cash (and other than certain ordinary income type assets, such as accounts receivable) basis is reduced (but not below zero) by the basis of the property distributed.

U.S. Government Securities.  To the extent a Series invests in certain U.S. government obligations, income allocated by the Series to shareholders that is derived from interest on these obligations should be exempt from state and local personal income taxes.  The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Ginnie Mae or Fannie Mae securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporate shareholders.

Medicare Tax.   The recently enacted Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, will impose a 3.8% Medicare tax on net investment income earned by certain individuals, estates and trusts for taxable years beginning after December 31, 2012. “Net investment income,” for these purposes, means investment income, including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares, reduced by the deductions properly allocable to such income.  In the case of an individual, the tax will be imposed on the lesser of (1) the shareholder’s net investment income or (2) the amount by which the shareholder’s modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case).

Qualified Dividend Income.  For individual shareholders, with respect to taxable years of a Series beginning before January 1, 2013 (sunset date), unless such provision is extended or made permanent, a portion of the income allocated from the Series may be qualified dividends eligible for taxation at long-term capital gain rates.  This reduced rate generally is available for dividends paid by a Series out of dividends allocated from the Series’ investment in stocks of domestic corporations and qualified foreign corporations.  In the case of a Series that invests primarily in debt securities, either none or only a nominal portion of the dividends paid by the Series will be eligible for taxation at these reduced rates.

The Series must meet certain holding period requirements to qualify Series dividends for this treatment.  Specifically, a Series must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment.  When counting the number of days a shareholder has held its Series shares, include the day the shareholder sold its shares but not the day the shareholder acquired these shares.

While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes.  For example, a shareholder will not be allowed to offset its long-term capital losses against qualified dividend income on its federal income tax return.  Any qualified dividend income that a shareholder elects to be taxed at these reduced rates also cannot be used as investment income in determining the shareholder’s allowable investment interest expense.  For other limitations on the amount of or use of qualified dividend income on a shareholder’s income tax return, shareholders should please contact their own personal tax advisors.

Dividends Received Deduction for Corporations.  For corporate shareholders, a portion of the income allocated by a Series may qualify for the 70% corporate dividends-received deduction.  The portion of dividends paid by a Series that so qualifies will be reported by the Series to shareholders each year and cannot exceed the gross amount of dividends received by the Series from domestic (U.S.) corporations.  The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions that apply to both the Series and the investor.  Specifically, the amount that a Series may report as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Series were debt-financed or held by the Series for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend.  Even if reported as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in your alternative minimum taxable income calculation.  Income allocated by certain Series from interest on debt securities or dividends earned on portfolio securities of non-U.S. issuers are not expected to qualify for the corporate dividends-received deduction.

Deductibility of Losses.  Losses incurred on the sale of securities by one Series to another Series will be disallowed if, as of the date of sale, the same persons own directly or indirectly more than 50% of the outstanding shares in both the selling and purchasing Series.  Various attribution rules apply in testing the ownership of a Series for purposes of the foregoing loss disallowance rule.

Investment in Complex Securities.  A Series may invest in complex securities and such investments may be subject to numerous special and complicated tax rules.  These rules could affect whether gains or losses recognized by a Series are treated as ordinary income or capital gain, accelerate the recognition of income to the Series, defer a Series’ ability to recognize losses, and subject a Series to U.S. federal income tax on income from certain of the Series’ foreign investments.  In turn, these rules may affect the amount, timing, and/or tax character of a Series’ income and, in turn, of the income distributed to shareholders.

Derivatives.  Certain Series are permitted to invest in certain options, futures, and foreign currency contracts.  If a Series makes these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts.  Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses.

Securities lending.  While securities are loaned out by the Series, the Series will generally receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities.  For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income.  These distributions will neither qualify for the reduced rate of taxation for individuals on qualified dividends nor the 70% dividends received deduction for corporations.  Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.

Short sales.  A Series’ entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

Convertible debt.  Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest.  If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond.  If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt.

Tax straddles.  A Series’ investment in options, futures, and foreign currency contracts in connection with certain hedging transactions could cause the Series to hold offsetting positions in securities.  If a Series’ risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds other securities, the Series could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

Investment in taxable mortgage pools (excess inclusion income).  Certain Series may invest in U.S.-REITs that hold residual interests in REMICs or which are, or have certain wholly-owned subsidiaries that are, “taxable mortgage pools.”  Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of a Series’ income from a U.S.-REIT that is attributable to the REIT’s residual interest in a REMIC or equity interests in a taxable mortgage pool (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events.  The excess inclusion income of the Series will be allocated to Series shareholders (as determined in accordance with the governing instruments of the Series) with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions); (ii) will constitute UBTI to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income; and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax.  In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI) is a record holder of a share in the Series, then the Series will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Notice imposes certain reporting requirements upon pass-through entities such as a Series that have excess inclusion income. While there can be no assurance that a Series will not allocate to shareholders excess inclusion income, it is unlikely that these rules will apply to a pass-through entity such as a Series that has a non-REIT strategy.

Investments in securities of uncertain tax character.  A Series may invest in securities the U.S. Federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS.  To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Series, it could affect the timing or character of income recognized by the Series, and, in turn, shareholders.

Non-U.S. Investors.  Investors in the Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by a Series on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors’ distributive share of a Series’ income.  Non-U.S. investors also may wish to contact their tax advisors to determine the applicability of foreign tax laws.

Series income not derived from the conduct of a U.S. trade or business.  Non-U.S. investors (investors who, as to the United States, are nonresident alien individuals, foreign trusts or estates, foreign corporations, or foreign partnerships) should be aware of certain U.S. federal income tax consequences of investing in the Series. Provided that the Series is not deemed to be engaged in a trade or business in the United States for U.S. federal income tax purposes, the Series generally will be required to withhold tax on certain items of gross income (including fees received in connection with the Series’ lending activities, dividends and certain types of interest income derived from U.S. sources) included in the distributive share of each non-U.S. investor at a rate of 30%, unless the tax is reduced or eliminated by treaty.   Certain other categories of income, generally including interest on certain portfolio debt obligations (which may include U.S. government securities), capital gains (including those derived from options transactions), original issue discount obligations having an original maturity of 183 days or less, and certificates of deposit, may not be subject to this 30% tax.  The exemption from tax for capital gains of nonresident alien individuals does not apply if the individual is present in the United States for a period or periods aggregating 183 or more days during the taxable year.  In addition, non-U.S. investors must satisfy certain tax certification rules.

Income effectively connected with the conduct of a U.S. trade or business.  If, on the other hand, a Series derives income which is effectively connected with a U.S. trade or business carried on by the Series (for example, by investing in REITs or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such effectively connected income of the Series, and the Series generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-U.S. shareholder at the highest rate of tax applicable to U.S. taxpayers.  Thus, non-U.S. investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Series’ trade or business, and generally would be required to file U.S. tax returns.  Furthermore, a foreign corporation investing in the Series would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

U.S. tax certification rules.  Special U.S. tax certification requirements apply to non-U.S. shareholders.

U.S. estate tax. An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Series shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies.  If a treaty exemption is available, a decedent’s estate may nonetheless need to file a U.S. estate tax return to claim the exemption.  In the absence of a treaty, there is a $13,000 statutory estate tax credit.  Transfers by gift of shares of a Series by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax.  The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Series, including the applicability of foreign tax.

Taxation of the Subsidiary .   On the basis of current law and practice, the Subsidiary will not be liable for income tax in the Cayman Islands. Distributions by the Subsidiary to the Series will not be subject to withholding tax in the Cayman Islands. In addition, the Subsidiary’s investment in commodity-linked derivatives and other assets held as collateral are anticipated to qualify for a safe harbor under Code Section 864(b) so that the Subsidiary will not be treated as conducting a U.S. trade or business. Thus, the Subsidiary should not be subject to U.S. federal income tax on a net basis.  However, if certain of the Subsidiary’s activities were determined not to be of the type described in the safe harbor (which is not expected), then the activities of the Subsidiary may constitute a U.S. trade or business, or be taxed as such.

In general, a foreign corporation, such as the Subsidiary, that does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30 percent (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business, subject to certain exemptions, including among others, exemptions for capital gains, portfolio interest and income from notional principal contracts.  It is not anticipated that the Subsidiary will be subject to material amounts of U.S. withholding tax on its portfolio investments. The Subsidiary intends to properly certify its status as a non-U.S. person to each custodian and withholding agent to avoid U.S. backup withholding requirements discussed below.  Additionally, the Subsidiary intends to become a “participating foreign financial institution” and enter into a U.S. tax compliance agreement with the IRS under Code Section 1471(b) to avoid U.S. withholding tax under the Foreign Account Tax Compliance Act.

Other Tax Issues

The Board reserves the right to change a Series’ entity classification as a partnership for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause a Series to elect to be classified as a corporation and taxable as a regulated investment company or disregarded entity (if it has one shareholder).  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of a Series, or the nature and number of shareholders of a Series or other factors or events adversely affecting the ability of a Series to comply with the Code.  A change in entity classification of a Series may be a taxable event, causing the Series and shareholders of the Series that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Series to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.

At any time a Series has a sole shareholder, the Series ceases to be classified as a partnership and is treated as a disregarded entity.  The income, gains, losses, deductions, and credits of a disregarded entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a disregarded entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a disregarded entity to another person would create a new partnership.  A disregarded entity does not file U.S. federal income tax returns.

Effect of Future Legislation; Local Tax Considerations

The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Part B.  Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.  Rules of state and local taxation of ordinary income, qualified dividend income, and capital gain dividends may differ from the rules for U.S. federal income taxation described above.  Distributions also may be subject to additional state, local, and foreign taxes depending on each shareholder's particular situation.  Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above.  Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in a Series.

UNDERWRITERS

Not applicable.

CALCULATION OF PERFORMANCE DATA

Not applicable.

FINANCIAL STATEMENTS

The Series’ Financial Statements and the Report of Independent Auditors thereon for the fiscal period ended April 30, 2012 (as filed via EDGAR on July 9, 2012 (Accession No. 0001135428-12-000319)) contained in the Series’ Annual Report dated April 30, 2012, are incorporated herein by reference.

BENNETT GROUP MASTER FUNDS

PART C

OTHER INFORMATION

ITEM 28.                EXHIBITS

(a)           Articles of Incorporation.

(1)
Registrant’s Agreement and Declaration of Trust, dated as of September 15, 2010, is incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

(2)
Registrant’s Certificate of Trust, as filed with the State of Delaware on September 15, 2010, is incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

(A)
Certificate of Amendment to Registrant’s Certificate of Trust, as filed with the State of Delaware on December 6, 2010, incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

(b)	By-Laws.

(1)	Registrant’s Amended and Restated By-laws, effective as of February 17, 2011, incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

(c)           Instruments Defining Rights of Security Holders.

See Article III, “Shares,” and Article V, “Shareholders’ Voting Powers and Meetings,” of the Registrant’s Agreement and Declaration of Trust, is incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

See also, Article II, “Meetings of Shareholders,” and Article VII, “General Matters,” of the Registrant’s By-laws, is incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

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(d)	Investment Advisory Contracts.

(1)
Investment Advisory Agreement between the Registrant and Bennett Group Financial Services, LLC incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

(2)
Form of Fee Waiver and Expense Assumption Agreement between Bennett Group of Funds, Bennett Group Master Funds and Bennett Group Financial Services, LLC is electronically filed herewith as Exhibit No. EX-99.d.2.

(e)	Underwriting Contracts.

Not Applicable.

(f)	Bonus or Profit Sharing Contracts.

Not Applicable.

(g)	Custodian Agreements.

(1)	Custody Agreement between the Registrant and The Bank of New York Mellon, is incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

(h)	Other Material Contracts.

(1)           Administration and Accounting Services Agreement between the registrant and BNY Mellon Investment Servicing (US) Inc. filed herewith.

(2)           Transfer Agency Services Agreement between the Registrant and BNY Mellon Investment Servicing (US) Inc. filed herewith.

(i)	Legal Opinion.

Not Applicable.

(j)	Other Opinions.

Not Applicable.

(k)	Omitted Financial Statements.

Not Applicable.

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(l)	Initial Capital Agreements.

Not Applicable

(m)	Rule 12b-1 Plan.

Not Applicable

(n)	Rule 18f-3 Plan.

Not Applicable

(o)	Powers-of-Attorney (February 2011) is incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

(p)	Codes of Ethics.

(1)
Joint Code of Ethics for Registrant, Bennett Group Master Funds and Bennett Group Financial Services, LLC is incorporated herein by reference to the Registrant’s initial Registration Statement on Form N-1A filed on April 8, 2011.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT

None.

ITEM 30.	INDEMNIFICATION

Under the terms of the Delaware Statutory Trust Act (“DSTA”) and the Registrant’s Agreement and Declaration of Trust (“Declaration of Trust”), no officer or trustee of the Registrant shall have any liability to the Registrant, its shareholders, or any other party for damages, except to the extent such limitation of liability is precluded by Delaware law, the Declaration of Trust or the By-Laws of the Registrant.

Subject to the standards and restrictions set forth in the Declaration of Trust, Section 3817 of the DSTA permits a statutory trust to indemnify and hold harmless any trustee, beneficial owner or other person from and against any and all claims and demands whatsoever.  Section 3803 of the DSTA protects trustees, officers, managers and other employees, when acting in such capacity, from liability to any person other than the Registrant or beneficial owner for any act, omission or obligation of the Registrant or any trustee thereof, except as otherwise provided in the Declaration of Trust.

(a)           Indemnification of the Trustees and officers of the Registrant is provided for in Article VII of the Registrant’s Agreement and Declaration of Trust dated September 15, 2010;

(b)           Investment Advisory Agreement between the Registrant and Bennett Group Financial Services, LLC, as provided for in Section 7 of the Agreement; and

(c)           Indemnification of the Registrant is provided for in Article VIII of the Custody Agreement between the Registrant and The Bank of New York Mellon.

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ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT MANAGER

Bennett Group Financial Services, LLC, a Delaware limited liability company, is a federally registered investment adviser.  Bennett Group Financial Services, LLC, is primarily engaged in providing investment management services.  Additional information regarding Bennett Group Financial Services, LLC, and information as to the officers and directors of Bennett Group Financial Services, LLC, is included in its Form ADV, as filed with the U.S. Securities and Exchange Commission (“SEC”) (SEC file number 801-68729  and CRD number 145989) and is incorporated herein by reference.

ITEM 32.	PRINCIPAL UNDERWRITER

Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS

All accounts, books and other documents required to be maintained by Section 31(a) [15 U.S.C. 80a-3-(a)] and rules under that section, are maintained by BNY Mellon Investment Services and The Bank of New York Mellon, with the exception of those maintained by the Registrant's investment adviser, Bennett Group Financial Services, LLC, 1400 K Street, NW, Suite 501, Washington, DC 20005.

BNY Mellon Investment Services and The Bank of New York Mellon provide general administrative, accounting, portfolio valuation, and custodian services, respectively, to the Registrant, including the coordination and monitoring of any third-party service providers and maintain all such records relating to these services.

ITEM 34.	MANAGEMENT SERVICES

There are no management-related service contracts not discussed in Part A or Part B.

ITEM 35.	UNDERTAKINGS

Each Cayman Subsidiary should designate the Adviser as agent in the U.S. for service of process in any suit, action, or proceeding before the Commission, or any court and consents to the jurisdiction of the U.S. Courts and the Commission over it.

Each Cayman Subsidiary will maintain a set of its books and records at an office located within the U.S., and the Commission and its staff will have access to the books and records consistent with the requirements of Section 31 of the 1940 Act and the rules thereunder.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in Washington, DC on the 28th day of August , 2012.

BENNETT GROUP MASTER FUNDS

By:	/s/ Dawn J. Bennett
Dawn J. Bennett
President

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EXHIBIT INDEX

EXHIBITS	EXHIBIT NO.
Form of Fee Waiver and Expense Limitation Agreement	EX-99.d.2
Form of Administration and Accounting Services Agreement between the registrant and BNY Mellon Investment Servicing (US) Inc.	EX-99.h.1
Transfer Agency Services Agreement between the Registrant and BNY Mellon Investment Servicing (US) Inc.	EX-99.h.2

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